Exhibit (c)(4)

Project Romulus Discussion Materials for the Special Committee of the Board of Directors RMG Networks Holding Corporation August 1, 2018 Member FINRA SIPC

DISCLAIMER Project Romulus This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “Materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of RMG Networks Holding Corporation (“Romulus” or the “Company”) by Cassel Salpeter & Co., LLC (“CS”) in connection with the Committee’s Board’s consideration of a potential merger (the “Merger”) involving the Company and New RMG Networks Holding Corporation (“New Romulus”), a company recently formed by Hale Capital Partners, LP (“Hercules”). This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with CS in connection therewith. The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without CS’s express prior written consent. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Board of Directors of the Company (the “Board”), the Company, or CS takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without CS’s express prior written consent. The Materials necessarily are based on financial, economic, market, tax and other conditions as in effect on, and the information available to CS as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, CS has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Merger and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Committee, the Board, the Company, or any other party to proceed with or effect the Merger. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company, or any other person as to how to vote or act with respect to any matter relating to the Merger or whether to buy or sell any assets or securities of any company. CS’s only opinion will be the opinion, if any, that is actually delivered to the Committee / Board in connection with the Merger. The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, CS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. 1

DISCLAIMER (continued) Project Romulus The Materials reflect judgments and assumptions with regard to general business, economic, regulatory, market, tax and financial conditions and other matters, many of which are beyond the control of the participants in the Merger. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. All budgets, projections, estimates, financial analyses, reports, and other information with respect to the Company and New Romulus, its assets and liabilities (contingent or not) as reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports, and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections, and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. CS has relied upon representations made by management of the Company that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and CS expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and CS does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. CS’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee, the Board, the Company, or any other party. The amount and form of the consideration was determined pursuant to negotiations between the Company, New Romulus, and Hercules, and their respective advisors, and not pursuant to recommendations of CS. CS has assumed and relied upon the accuracy and completeness of the financial, and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, CS has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Merger since the date of the most recent financial statements provided to CS that would be material to our analyses, and that the final forms of any draft documents reviewed by CS will not differ in any material respect from such draft documents. 2

Project Romulus

GLOSSARY OF TERMS

CAGR	Compound average growth rate
CSE	Common stock equivalent
CY	Calendar year
EBIT	Earnings before interest and taxes
EBITDA	Earnings before interest, taxes, depreciation and amortization
EPS	Earnings per share
EV	Enterprise value
FY	Fiscal year
ITM	In the money
LFY	Latest fiscal year
LTM	Latest twelve months
MV	Market value
MRQ	Most recent quarter
NCI	Non controlling interests
OTM	Out of the money
PF	Pro forma
SEC	Securities and Exchange Commission
TIC	Total invested capital
TTM	Trailing twelve months
VWAP	Volume weighted average price
WACC	Weighted average cost of capital

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Cassel Salpeter & Co.
Confidential 3

Project Romulus I II III 4 APPENDIX ANALYSIS EXECUTIVE SUMMARY

Project Romulus

MERGER OVERVIEW

MERGER

- We understand that RMG Networks Holding Corporation ("Romulus" or the "Company") may enter into an Agreement and Plan of Merger (the "Merger Agreement") with New RMG Networks Holding Corporation ("New Romulus") pursuant to which Romulus will merge with and into New Romulus.

MERGER CONSIDERATION

- Each share of common stock of Romulus will be exchanged for one share of common stock of New Romulus.

SERIES A PREFERRED

- Prior to the Merger, Hale Capital Partners, LP, ("Hercules") will purchase 4,827,587 shares of New Romulus Series A preferred stock (the "Series A") in exchange for $7 million in cash.
- Among other items, the Series A provides for:
  - preferred dividend equal to the prime corporate rate announced from time to come by the Wall Street Journal plus 1% per annum, payable quarterly;
  - conversion into common stock of New Romulus at $1.45 initial conversion price per share;
  - mandatory conversion upon certain conditions starting one year after issuance; and
  - repurchase by New Romulus, at the option of the holder of the Series A, beginning five years after issuance.

MANAGEMENT

- In connection with Merger, Hale intends to supplement Romulus senior management with key management additions.

Sources of information: Company management and draft Merger Agreement.

This overview addresses only selected terms of the proposed Merger. It is not intended to be a complete description of all terms or details of the proposed Merger.

Cassel Salpeter & Co. Confidential 5

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Project Romulus

MERGER OVERVIEW (continued)

HERCULES PLAN & PROJECTIONS

- Hercules prepared a proposed strategic plan with related financial projections (the "Hercules Projections") and presented such materials to Romulus management and the Special Committee of the Board of Directors of Romulus (the "Committee"). The Hercules Projections were refined with the assistance and input of Romulus management before they were provided to Cassel Salpeter & Co. ("CS").

TAX TREATMENT

- The Merger will be treated as a Section 351 and/or Section 368(a) tax-free reorganization. conditions.

GOING PRIVATE TRANSACTION

- On April 2, 2018 Romulus entered into an Agreement and Plan of Merger with SCG Digital, LLC and other parties, pursuant to which each of holder of Romulus common stock other than those associated with certain related parties would receive $1.27 in cash for each share of Romulus common stock.

CS ASSIGNMENT

- The Company has retained CS on behalf of the Committee to render an opinion to the Committee as to whether, on the date of such opinion, the Merger Consideration to be received by the Company's stockholders in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the Company's stockholders.

DRAFT

Sources of information: Company management and draft Merger Agreement.

This overview addresses only selected terms of the proposed Merger. It is not intended to be a complete description of all terms or details of the proposed Merger.

Cassel Salpeter & Co. Confidential 6

FINANCIAL OVERVIEW

Project Romulus

Summary Financial Data

($ in thousands)

	Romulus Historical				Hercules Projections								CAGR	
				Prelim. LTM	2H									
Dec 31,	2015	2016	2017	30-Jun-18	2018 P	2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P	*'15-'17*	*'18 P-'24 P*
Products	$ 17,874	$ 16,246	$ 16,350	$ 15,307	$ 7,296	$ 13,990	$ 15,949	$ 19,054	$ 19,374	$ 19,863	$ 20,211	$ 20,360	*-4.4%*	*6.5%*
Maintenance & Content Services	$ 14,618	$ 13,888	$ 13,545	$ 13,587	$ 6,251	$ 12,882	$ 11,517	$ 10,365	$ 9,329	$ 8,315	$ 7,386	$ 6,565	*-3.7%*	*-10.6%*
Professional Services	$ 8,110	$ 7,467	$ 7,147	$ 6,171	$ 3,788	$ 6,542	$ 7,702	$ 9,144	$ 10,606	$ 12,378	$ 14,862	$ 18,488	*-6.1%*	*18.9%*
SaaS	$ -	$ -	$ -	$ -	$ 269	$ 269	$ 1,081	$ 3,188	$ 6,425	$ 9,887	$ 13,147	$ 16,229	*na*	*98.0%*
Total Revenue	$ 40,602	$ 37,601	$ 37,042	$ 35,065	$ 17,605	$ 33,684	$ 36,249	$ 41,751	$ 45,734	$ 50,444	$ 55,606	$ 61,642	*-4.5%*	*10.6%*
Gross Profit	$ 22,542	$ 22,121	$ 21,133	$ 19,291	$ 9,613	$ 18,336	$ 19,079	$ 21,351	$ 23,531	$ 26,011	$ 28,753	$ 31,738	*-3.2%*	*9.6%*
Normalized EBITDA	$ (5,994)	$ (1,464)	$ (1,806)	$ (3,116)	$ 1,030	$ (1,115)	$ 1,367	$ 3,001	$ 4,750	$ 6,884	$ 8,976	$ 11,543	*-45.1%*	*na*
Depreciation & Amortization	$ 3,756	$ 3,147	$ 3,074	$ 3,010	$ 1,165	$ 2,663	$ 1,560	$ 1,260	$ 940	$ 793	$ 780	$ 780		
Capital Expenditures, net	$ 381	$ 348	$ 120	$ 95	$ 365	$ 392	$ 652	$ 520	$ 442	$ 374	$ 323	$ 278		
NWC (Non-Cash)	$ (5,805)	$ (4,273)	$ (2,050)	$ (3,889)		$ (2,281)	$ (1,794)	$ (1,781)	$ (1,603)	$ (1,838)	$ (2,447)	$ (2,949)		
Debt (1)	$ 400	$ 1,274	$ 1,250	$ 3,110		$ 2,065	$ 3,879	$ 4,360	$ 3,328	$ -	$ -	$ -		
Net Debt (1)	$ (2,806)	$ (3,868)	$ (288)	$ 1,373		$ (1,160)	$ (231)	$ (1,724)	$ (5,072)	$ (11,177)	$ (19,885)	$ (31,098)		
Pro Forma Net Debt (1)				$ (1,383)										
Margin Review														
Products GP	*39.7%*	*45.2%*	*42.5%*		*33.7%*		*33.0%*	*33.4%*	*33.1%*	*32.8%*	*32.4%*	*32.1%*		
Maintenance & Content Services GP	*84.3%*	*91.0%*	*88.6%*		*89.3%*		*88.3%*	*88.6%*	*89.0%*	*88.4%*	*89.3%*	*88.6%*		
Professional Services GP	*32.9%*	*28.6%*	*30.5%*		*36.2%*		*36.4%*	*36.8%*	*37.3%*	*37.9%*	*38.4%*	*38.7%*		
SaaS GP	*na*	*na*	*na*		*73.7%*		*77.0%*	*76.1%*	*75.6%*	*75.5%*	*75.4%*	*75.4%*		
Gross Profit	*55.5%*	*58.8%*	*57.1%*	*55.0%*	*54.6%*	*54.4%*	*52.6%*	*51.1%*	*51.5%*	*51.6%*	*51.7%*	*51.5%*		
Normalized EBITDA	*-14.8%*	*-3.9%*	*-4.9%*	*-8.9%*	*5.9%*	*-3.3%*	*3.8%*	*7.2%*	*10.4%*	*13.6%*	*16.1%*	*18.7%*		
Growth Review														
Products		*-9.1%*	*0.6%*	*-6.4%*		*-14.4%*	*14.0%*	*19.5%*	*1.7%*	*2.5%*	*1.7%*	*0.7%*		
Maintenance & Content Services		*-5.0%*	*-2.5%*	*0.3%*		*-4.9%*	*-10.6%*	*-10.0%*	*-10.0%*	*-10.9%*	*-11.2%*	*-11.1%*		
Professional Services		*-7.9%*	*-4.3%*	*-13.7%*		*-8.5%*	*17.7%*	*18.7%*	*16.0%*	*16.7%*	*20.1%*	*24.4%*		
SaaS		*na*	*na*	*na*		*na*	*301.5%*	*194.8%*	*101.6%*	*53.9%*	*33.0%*	*23.4%*		
Total Revenue		*-7.4%*	*-1.5%*	*-5.3%*		*-9.1%*	*7.6%*	*15.2%*	*9.5%*	*10.3%*	*10.2%*	*10.9%*		
Gross Profit		*-1.9%*	*-4.5%*	*-8.7%*		*-13.2%*	*4.1%*	*11.9%*	*10.2%*	*10.5%*	*10.5%*	*10.4%*		
Normalized EBITDA		*na*	*na*	*na*		*na*	*na*	*119.5%*	*58.3%*	*44.9%*	*30.4%*	*28.6%*		

(1) Excludes Series A Preferred.

Contains normalizing adjustments, please see full review for details.

Sources of information: Romulus historical financial statements, Hercules projections, and Hercules for adjustments.

Cassel Salpeter & Co.

Confidential 7

FINANCIAL OVERVIEW Project Romulus ($ in thousands) $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $-$(2,000) $(4,000) $(6,000) $(8,000) 60.0% $70,000 58.0% $60,000 56.0% $50,000 54.0% $40,000 52.0% $30,000 50.0% $20,000 48.0% $10,000 $-46.0% 20.0% 140.0% 25.0% 20.0% 15.0% 120.0% 15.0% 10.0% 100.0% 10.0% 5.0% 80.0% 5.0% 0.0% 0.0% 60.0% -5.0% -5.0% 40.0% -10.0% -10.0% 20.0% -15.0% -20.0% -15.0% 0.0% Contains normalizing adjustments, please see full review for details. Historical amounts are from Romulus historical financial statements and projected amounts are from Hercules projections. Sources of information: Romulus historical financial statements, Hercules projections, and Hercules for adjustments. 8 Normalized EBITDA Margin Normalized EBITDA Growth Total Revenue Growth SaaS Professional Services Maintenance & Content Services Products Normalized EBITDA Gross Profit Margin Total Revenue Selected Normalized Financial Graphs

ROMULUS TRADING HISTORY Project Romulus $3.00 30,000,000 140 120 $2.50 25,000,000 100 $2.00 20,000,000 80 $1.50 15,000,000 60 $1.00 10,000,000 40 $0.50 5,000,000 20 $-- 0 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Selected companies equals market capitalization weighted index of LLNW, AGYS, HLIT, DAKT, BCOV, PAR, RTHM, AVID, LYTS, BTN, CLRO, QUMU, and SOFO. Sources of information: S&P Capital IQ. 9 1 Week 1 Month 3 Months Post Annoc. Start Date 25-Jul-182-Jul-1830-Apr-184-Apr-18 # Trading Days5216583 1 Year 31-Jul-17 253 High$1.47$1.47$1.59$1.23 Mean$1.45$1.31$1.08$1.19 Median$1.45$1.33$1.07$1.20 Low$1.42$1.12$0.81$1.12 Start$1.18$1.19$1.14$1.19 End Volume Weighted Mean$1.17$1.19$1.20$1.19 Volume Mean150,592202,785637,64470,189 Volume Median59,570167,360130,10035,630 $2.70 $1.46 $1.24 $0.78 $2.70 $1.18 $1.37 279,512 46,435 Closing Price & Trading Volume Statistics Romulus -56.3% Selected Companies 7.7% Russell 3000 Index 13.6% S&P 500 13.5% Volume Closing Price Relative Trading Performance Closing Price & Trading Volume Trading History (Jul 31, 2017 to Jul 31, 2018)

ROMULUS TRADING HISTORY Project Romulus 35.0% 40.0% 35.0% 30.0% 30.0% 25.0% 25.0% 20.0% 20.0% 15.0% 15.0% 10.0% 10.0% 5.0% 5.0% 2.0% 0.0% 0.0% 1.2% 1.2% 120.0% 50.0% 45.0% 100.0% 40.0% 00.0% 35.0% 80.0% 30.0% 60.0% 25.0% 20.0% 40.0% 15.0% 10.0% 20.0% 5.0% 0.0% 2.5% 0.0% 2.5% 0.4% 0.2% Sources of information: S&P Capital IQ. 10 47.0% 17.4% 15.3% 9.8% 4.2% 3.0% 9 6.4% 96.8% 9 7.0% 1 49.4% 4 5.1% 27.7% 1 2.4% Cumulative Volume at each Price Volume as % of Price Range 32.4% 21.3% 17.0% 11.9% 7.5% 5.1% 4.7% 34.0% 22.9% 13.0% 13.0% 8.3% 4.3% Trading Volume as % of Total Volume Closing Price as % of Price Range Volume and Trading Size (Jul 31, 2017 to Jul 31, 2018)

PRO FORMA OWNERSHIP OVERVIEW Project Romulus ($ and securities in thousands, except per security) Pro Forma Securities Outstanding at Close Capitalization Amount Common + Options Series A Converts ¹ Common Options Securities % Series A Securities % Hercules $ 7,000 - - - 4,828 4,828 0.0% 30.2% Romulus Common Stockholders na 11,156 - 11,156 100.0% - 11,156 69.8% Romulus Optionholders ² na - - - 0.0% - - 0.0% 11,156 - 11,156 4,828 15,984 100.0% 100.0% (1) In addition to holders' option to convert and share in percentage of equity value, after one year the Series A contains certain mandatory conversion features. (2) Romulus has 524 options are outstanding at an mean exercise price of $9.63, with 375 options currently exercisable at mean exercise price of $11.85. Sources of Information: Romulus management and the Merger Agreement. 11 New Romulus Pro Forma Ownership

Project Romulus

FINANCIAL ANALYSES SUMMARY

New Romulus Implied Value Reference Range

($ and securities in thousands, except per security)

	Selected Range	Discounted Cash Flow	Selected Companies	Selected Transactions	Illustrative DCF with NOL
Discounted Cash Flow					
WACC	21.0% - 19.0%				
Perpetual Growth Rate	1.5% - 3.5%	$ 24,030 - $ 30,901			$ 24,030 - $ 30,901
NOL Tax Rate	22.5% - 27.5%				$ 4,475 - $ 6,062
Selected Companies					
LTM Revenue (6/30)	0.65x - 0.85x		$ 22,792 - $ 29,805		
2018 P Revenue	0.65x - 0.85x		$ 21,894 - $ 28,631		
2019 P Revenue	0.60x - 0.80x		$ 21,749 - $ 28,999		
Selected Transactions					
LTM Revenue (6/30)	0.65x - 0.85x			$ 22,792 - $ 29,805	
Implied Enterprise Value Reference Range (Rounded)		**$ 24,000 - $ 30,900**	**$ 22,100 - $ 29,100**	**$ 22,800 - $ 29,800**	**$ 28,500 - $ 37,000**
Implied Equity Value Reference Range [1]		**$ 25,383 - $ 32,283**	**$ 23,483 - $ 30,483**	**$ 24,183 - $ 31,183**	**$ 29,883 - $ 38,383**
Implied Merger Consideration Reference Range [2]		**$ 1.59 - $ 2.02**	**$ 1.47 - $ 1.91**	**$ 1.51 - $ 1.95**	**$ 1.87 - $ 2.40**
Illustrative Multiples based on Implied Enterprise Value Reference Range					
LTM Revenue (6/30)		*0.68x - 0.88x*	*0.63x - 0.83x*	*0.65x - 0.85x*	*0.81x - 1.06x*
2018 P Revenue		*0.71x - 0.92x*	*0.66x - 0.86x*	*0.68x - 0.88x*	*0.85x - 1.10x*
2019 P Revenue		*0.66x - 0.85x*	*0.61x - 0.80x*	*0.63x - 0.82x*	*0.79x - 1.02x*
2020 P Revenue		*0.57x - 0.74x*	*0.53x - 0.70x*	*0.55x - 0.71x*	*0.68x - 0.89x*
LTM EBITDA (6/30)		*na - na*	*na - na*	*na - na*	*na - na*
2018 P EBITDA		*na - na*	*na - na*	*na - na*	*na - na*
2019 P EBITDA		*17.6x - 22.6x*	*16.2x - 21.3x*	*16.7x - 21.8x*	*20.8x - 27.1x*
2020 P EBITDA		*8.0x - 10.3x*	*7.4x - 9.7x*	*7.6x - 9.9x*	*9.5x - 12.3x*

(1) Based upon and assumes pro forma net debt of ($1,383) as of June 30, 2018.

(2) Based upon and assumes pro forma securities outstanding of 15,984, which includes assumed conversion of Series A preferred stock.

Please reference details of each analysis for assumptions and sources of information. No particular weight was given to any analysis relative to any other analysis.

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Cassel Salpeter & Co.
Confidential 12

FINANCIAL ANALYSES SUMMARY Project Romulus ($ and securities in thousands, except per security) Discounted Cash Flow Selected Companies Selected Transactions Illustrative DCF with NOL $3.00 $2.50 $2.00 1 Year VWAP Closing Price per Romulus Share $1.37 $1.50 Going Private Offer Price per Share $1.27 $1.00 $0.50 $-$1.59 - $2.02 $1.47 - $1.91 $1.51 - $1.95 $1.51 - $1.95 WACC 21.0% - 19.0% Perpetual Growth Rate 1.5% - 3.5% LTM Revenue (6/30) 0.65x - 0.85x 2018 P Revenue 0.65x - 0.85x 2019 P Revenue 0.60x - 0.80x LTM Revenue (6/30) 0.65x - 0.85x WACC 21.0% - 19.0% Perpetual Growth Rate 1.5% - 3.5% NOL Tax Rate 22.5% - 27.5% Based upon and assumes pro forma net debt of ($1,383) as of June 30, 2018. Based upon and assumes pro forma securities outstanding of 15,984, which includes assumed conversion of Series A preferred stock. Please reference details of each analysis for assumptions and sources of information. No particular weight was given to any analysis relative to any other analysis. 13 Implied Merger Consideration Reference Range

Project Romulus I II III 14 APPENDIX ANALYSIS EXECUTIVE SUMMARY

DISCOUNTED CASH FLOW ANALYSIS Project Romulus ($ in thousands) Statistic Selected Range Enterprise Value WACC Terminal L-T Growth Rate 21.0% - 19.0% 1.5% - 3.5% $ 24,030 - $ 30,901 Implied Value Reference Range (Rounded) $ 24,000 - $ 30,900 plus: Illustrative NOL Benefit 22.5% - 27.5% $ 4,475 - $ 6,062 Illustrative Implied Value Reference Range with NOL (Rounded) $ 28,500 - $ 37,000 Illustrative Multiples based on Implied Enterprise Value Reference Range LTM Revenue (6/30) 2018 P Revenue 2019 P Revenue 2020 P Revenue LTM EBITDA (6/30) 2018 P EBITDA 2019 P EBITDA 2020 P EBITDA 0.81x 0.85x 0.79x 0.68x na na 20.8x 9.5x - - - - - - - - 1.06x 1.10x 1.02x 0.89x na na 27.1x 12.3x 15 Implied Value Reference Range

Project Romulus

DISCOUNTED CASH FLOW ANALYSIS

Free Cash Flows and Analysis

($ in thousands)

Dec 31,	2H 2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P	Terminal Perp. Growth
Total Revenue	**$ 17,605**	**$ 36,249**	**$ 41,751**	**$ 45,734**	**$ 50,444**	**$ 55,606**	**$ 61,642**	
Cost of Revenue	7,992	17,170	20,400	22,203	24,432	26,853	29,904	
Gross Profit	9,613	19,079	21,351	23,531	26,011	28,753	31,738	
Operating Expenses [1]	8,583	17,712	18,351	18,781	19,127	19,776	20,195	
Normalized EBITDA	**1,030**	**1,367**	**3,001**	**4,750**	**6,884**	**8,976**	**11,543**	**$ 11,832**
Depreciation & Amortization	1,165	1,560	1,260	940	793	780	780	278
plus: Restructuring & Transaction Expenses [2]	202	431	180	-	-	-	-	-
Normalized Unlevered Pre-Tax Income	**(336)**	**(624)**	**1,561**	**3,811**	**6,091**	**8,197**	**10,764**	**11,554**
Income Tax @ 25.0% [3]	-	-	390	953	1,523	2,049	2,691	2,888
Normalized Unlevered After-Tax Income	(336)	(624)	1,171	2,858	4,568	6,148	8,073	8,665
plus: Depreciation & Amortization	1,165	1,560	1,260	940	793	780	780	278
plus or less: Change in NWC (Non-Cash)	(1,608)	(487)	(13)	(178)	236	609	503	74
less: Capital Expenditure	(365)	(652)	(520)	(442)	(374)	(323)	(278)	(278)
Normalized Unlevered Free Cash Flows	$ (1,144)	$ (203)	$ 1,898	$ 3,178	$ 5,223	$ 7,213	$ 9,077	$ 8,739
Capitalization Rate								17.50%
Terminal Value								$ 49,938
Present Value @ 20.0%	$ (1,093)	$ (169)	$ 1,318	$ 1,839	$ 2,519	$ 2,899	$ 3,040	$ 16,724

Implied Value

Implied Free Cash Flow Value	$ 10,351	*38.2%*
Implied Terminal Value	16,724	*61.8%*
Implied Enterprise Value	**$ 27,075**	

Implied Enterprise Value Reference Range

Discount Rate	L-T Growth Rate *1.5%*	*2.5%*	*3.5%*
19.0%	$ 28,134	$ 29,434	$ 30,901
20.0%	$ 25,961	$ 27,075	$ 28,324
21.0%	$ 24,030	$ 24,992	$ 26,063

(1) Excludes Depreciation & Amortization.
(2) Excludes expenses assumed paid at closing. Such expenses reduce cash proceeds in the net debt calculation.
(3) Based on discussions with Romulus management.

Sources of information: Hercules projections.

DRAFT

Cassel Salpeter & Co. Confidential 16

Project Romulus

DISCOUNTED CASH FLOW ANALYSIS

Illustrative NOL Benefit Analysis

($ in thousands)

Dec 31,	2H 2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P	2025 P	2026 P	2027 P	2028 P
NOL Balance											
Period Start	$ 68,700	$ 68,969	$ 69,468	$ 67,907	$ 64,096	$ 58,005	$ 49,808	$ 39,044	$ 28,011	$ 16,702	$ 5,110
Additions @ 80.0%	269	499	-	-	-	-	-	-	-	-	-
Utilized	-	-	(1,561)	(3,811)	(6,091)	(8,197)	(10,764)	(11,033)	(11,309)	(11,592)	(5,110)
Expired	-	-	-	-	-	-	-	-	-	-	-
Period End	$ 68,969	$ 69,468	$ 67,907	$ 64,096	$ 58,005	$ 49,808	$ 39,044	$ 28,011	$ 16,702	$ 5,110	$ -
Illustrative Implied Value of NOL Benefit											
Normalized Unlevered Pre-Tax Income (1)	$ (336)	$ (624)	$ 1,561	$ 3,811	$ 6,091	$ 8,197	$ 10,764	$ 11,033	$ 11,309	$ 11,592	$ 11,881
Growth %		*85.70%*	*-350.30%*	*144.14%*	*59.84%*	*34.57%*	*31.32%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*
NOL Utilized	$ -	$ -	$ 1,561	$ 3,811	$ 6,091	$ 8,197	$ 10,764	$ 11,033	$ 11,309	$ 11,592	$ 5,110
Tax Shield @ 25.0% (2)	$ -	$ -	$ 390	$ 953	$ 1,523	$ 2,049	$ 2,691	$ 2,758	$ 2,827	$ 2,898	$ 1,278
Time in years	0.25	1.25	2.25	3.25	4.25	5.25	6.25	7.25	8.25	9.25	10.25
Present Value Factor	0.955	0.796	0.664	0.553	0.461	0.384	0.320	0.267	0.222	0.185	0.154
Present Value @ 20.0%	**$ -**	**$ -**	**$ 259**	**$ 527**	**$ 702**	**$ 787**	**$ 861**	**$ 735**	**$ 628**	**$ 537**	**$ 197**

Illustrative Implied NOL Value Reference Range

Discount Rate	Effective Tax Rate *22.5%*	*25.0%*	*27.5%*
19.0%	$ 4,960	$ 5,511	$ 6,062
20.0%	$ 4,709	$ 5,233	$ 5,756
21.0%	$ 4,475	$ 4,972	$ 5,469

(1) 2019 P through 2024 P sourced from Hercules projections and subsequently assumed to grow at long term growth rate of 2.5%.

(2) Based on discussions with Romulus management.

Sources of information: Hercules projections and Romulus management.

DRAFT

Cassel Salpeter & Co. Confidential 17

SELECTED COMPANIES ANALYSIS Project Romulus ($ in thousands) Statistic Selected Range Enterprise Value LTM Revenue (6/30) 2018 P Revenue 2019 P Revenue $ $ $ 35,065 33,684 36,249 0.65x 0.65x 0.60x - 0.85x - 0.85x - 0.80x $ $ $ 22,792 21,894 21,749 - - - $ $ $ 29,805 28,631 28,999 Implied Value Reference Range (Rounded) $ 22,100 - $ 29,100 Illustrative Multiples based on Implied Enterprise Value Reference Range LTM Revenue (6/30) 2018 P Revenue 2019 P Revenue 2020 P Revenue LTM EBITDA (6/30) 2018 P EBITDA 2019 P EBITDA 2020 P EBITDA 0.63x 0.66x 0.61x 0.53x na na 16.2x 7.4x - - - - - - - - 0.83x 0.86x 0.80x 0.70x na na 21.3x 9.7x 18 Implied Value Reference Range

SELECTED COMPANIES ANALYSIS Project Romulus - - - - - - - - - - Mean 1.15x Median 0.95x Mean 1.14x Median 0.80x 3.00x 3.00x 2.50x 2.50x .61x .35x 2.00x 2.00x .69x 1.50x 1.50x x 1.00x 1.00x .16x 1.09x 0.96x 0.50x 0.50x .63x 0.58x 0.52x .49x 0.44x 0.00x 0.00x AGYS LLNW BCOV PAR HLIT BTN AVID RTHM QUMU DAKT DAKT LYTS SOFO AGYS LLNW BCOV HLIT AVID QUMU RTHMDAKT LYTS CLRO - - - - - Mean 1.18x Median 0.99x 3.00x LLNW AGYS HLIT DAKT BCOV PAR RTHM Limelight Networks, Inc. Agilysys, Inc. Harmonic Inc. Daktronics, Inc. Brightcove Inc. PAR Technology Corporation RhythmOne plc AVID LYTS BTN CLRO QUMU SOFO Avid Technology, Inc. LSI Industries Inc. Ballantyne Strong, Inc ClearOne, Inc. Qumu Corporation Sonic Foundry, Inc. 2.50x 2.00x 1.50x 1.00x 0.50x 0.00x AGYS LLNW BCOV HLIT AVID DAKT RTHM LYTS May exclude special items, such as extraordinary and non-recurring expenses. Companies with metrics that are either not available or not meaningful are not presented in applicable chart. Market value equals price per share times number of diluted shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash. No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus. Sources of information: SEC filings, S&P Capital IQ, and Hercules projections. 19 2.31x 2.14x 1.56x 1.04x 0.94x 0.51x 0.5x 0.43x Selected Companies EV / 2019 E Revenue 2 2 1 1 0 0 2 .76 x 2 .43 x 1 .74 x 1 .35 1 .22 x 0 .95 x 0 .86 x 0 .59 x 0 .52 x 0 .52 x 0.5x 0 .42 x EV / 2018 E Revenue EV / LTM Revenue Observed Multiples (as of Jul 31, 2018)

Project Romulus

SELECTED COMPANIES ANALYSIS

Relative Rankings (as of Jul 31, 2018)

($ in thousands)

Size		Size		Leverage		Growth		Growth		Growth	
LTM Revenue		**LTM EBITDA**		**Debt & Pref. Stk. / TIC**		**LTM Revenue Growth**		**2018 E Revenue Growth**		**2019 E Revenue Growth**	
DAKT	$ 610,530	DAKT	$ 29,763	AVID	47.3%	RTHM	71.2%	RTHM	49.2%	RTHM	17.0%
AVID	412,833	LLNW	22,897	SOFO	36.4%	HLIT	6.7%	HLIT	12.3%	AGYS	12.8%
HLIT	382,275	AVID	20,196	LYTS	26.4%	LLNW	6.6%	LLNW	10.1%	LYTS	12.3%
LYTS	342,033	LYTS	19,417	HLIT	24.6%	Mean	5.3%	Mean	8.0%	HLIT	11.5%
RTHM	255,073	HLIT	10,135	RTHM	19.5%	BCOV	4.2%	BCOV	7.4%	Median	10.6%
PAR	222,401	Mean	5,871	Romulus	16.8%	DAKT	4.1%	CLRO	7.0%	LLNW	9.8%
Mean	221,638	RTHM	5,839	QUMU	15.1%	LYTS	3.2%	Median	6.4%	Mean	9.5%
LLNW	196,618	PAR	(1,227)	Mean	13.4%	AGYS	-0.2%	AGYS	5.8%	BCOV	8.0%
Median	196,618	Median	(1,227)	BTN	3.0%	Median	-0.2%	LYTS	2.1%	Romulus	7.6%
BCOV	162,436	CLRO	(1,659)	Median	3.0%	SOFO	-1.4%	DAKT	0.6%	AVID	2.6%
AGYS	127,360	SOFO	(1,665)	PAR	1.4%	AVID	-1.5%	AVID	-2.2%	DAKT	2.3%
BTN	70,548	Romulus	(2,637)	AGYS	0.0%	BTN	-2.9%	Romulus	-9.1%		
CLRO	37,415	BTN	(3,441)	BCOV	0.0%	Romulus	-4.0%	QUMU	-12.6%		
Romulus	35,558	AGYS	(7,422)	LLNW	0.0%	PAR	-4.4%				
SOFO	35,488	QUMU	(7,527)	LLNW	0.0%	QUMU	-6.7%				
QUMU	26,287	BCOV	(8,987)	LLNW	0.0%	CLRO	-10.5%				

Growth		Growth		Growth		Profitability		Profitability		Profitability	
LTM EBITDA Growth		**2018 E EBITDA Growth**		**2019 E EBITDA Growth**		**LTM EBITDA Margin**		**2018 E EBITDA Margin**		**2019 E EBITDA Margin**	
LYTS	30.7%	RTHM	685.8%	BCOV	296.4%	LLNW	11.6%	LLNW	18.1%	LLNW	20.5%
LLNW	27.5%	Mean	172.3%	Mean	70.6%	LYTS	5.7%	RTHM	12.1%	RTHM	14.1%
DAKT	-14.2%	LLNW	104.3%	HLIT	45.2%	AVID	4.9%	AVID	9.9%	HLIT	11.9%
Median	-16.4%	AVID	63.5%	AGYS	44.3%	DAKT	4.9%	AGYS	9.2%	AGYS	11.8%
AVID	-18.7%	Median	63.5%	RTHM	36.5%	HLIT	2.7%	HLIT	9.1%	Median	11.8%
Mean	-84.4%	LYTS	7.0%	Median	36.5%	RTHM	2.3%	Median	9.1%	Mean	11.5%
PAR	-201.2%	DAKT	1.2%	DAKT	32.5%	PAR	-0.6%	Mean	6.3%	AVID	11.1%
BTN	-330.3%			LLNW	24.3%	Median	-0.6%	LYTS	5.9%	DAKT	6.4%
				AVID	15.0%	Mean	-1.7%	DAKT	4.9%	BCOV	4.7%
						CLRO	-4.4%	BCOV	1.3%	Romulus	3.8%
						SOFO	-4.7%	Romulus	-3.3%		
						BTN	-4.9%	QUMU	-14.1%		
						BCOV	-5.5%				
						AGYS	-5.8%				
						Romulus	-7.4%				
						QUMU	-28.6%				

Selected Companies	
LLNW	*Limelight Networks, Inc.*
AGYS	*Agilysys, Inc.*
HLIT	*Harmonic Inc.*
DAKT	*Daktronics, Inc.*
BCOV	*Brightcove Inc.*
PAR	*PAR Technology Corporation*
RTHM	*RhythmOne plc*
AVID	*Avid Technology, Inc.*
LYTS	*LSI Industries Inc.*
BTN	*Ballantyne Strong, Inc*
CLRO	*ClearOne, Inc.*
QUMU	*Qumu Corporation*
SOFO	*Sonic Foundry, Inc.*

DRAFT

May exclude special items, such as extraordinary and non-recurring expenses. Romulus estimates from Hercules projections and not analyst estimates.
Companies with metrics that are either not available or not meaningful are not presented in applicable table. Mean and Median calculations exclude Romulus.
Market value equals price per share times number of diluted shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.
No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: SEC filings, S&P Capital IQ, and Hercules projections.

Cassel Salpeter & Co.
Confidential 20

Project Romulus

SELECTED COMPANIES ANALYSIS

DRAFT

Observed Multiples (as of Jul 31, 2018)

($ in thousands, except per security)

Company	Ticker	Exchange	Stock Price (SP)	% Above/Below 52-week Low-High	Values [1] Market (MV)	Values [1] Enterprise (EV)	EV as a Multiple of Revenue LTM	Revenue 2018 E	Revenue 2019 E	Revenue 2020 E	EBITDA LTM	EBITDA 2018 E	EBITDA 2019 E	EBITDA 2020 E
Limelight Networks, Inc.	LLNW	NasdaqGS	$ 4.46	38.9% - 26.3%	$ 522,794	$ 477,224	2.43x	2.35x	2.14x	1.89x	20.8x	13.0x	10.5x	7.8x
Agilysys, Inc.	AGYS	NasdaqGS	$ 16.45	67.9% - 2.1%	391,474	351,708	2.76	2.61	2.31	2.01	na	nm	19.6	14.6
Harmonic Inc.	HLIT	NasdaqGS	$ 4.60	64.3% - 4.2%	391,995	465,640	1.22	1.16	1.04	na	nm	12.7	8.7	na
Daktronics, Inc.	DAKT	NasdaqGS	$ 8.59	9.4% - 20.9%	383,016	318,767	0.52	0.52	0.51	na	10.7	10.6	8.0	na
Brightcove Inc.	BCOV	NasdaqGS	$ 8.55	35.7% - 20.5%	310,047	282,629	1.74	1.69	1.56	na	na	nm	nm	na
PAR Technology Corporation	PAR	NYSE	$ 18.68	155.6% - 2.2%	300,788	299,308	1.35	na	na	na	na	na	na	na
RhythmOne plc	RTHM	AIM	$ 2.66	31.6% - 51.7%	207,575	220,623	0.86	0.58	0.50	na	nm	4.8	3.5	na
Avid Technology, Inc.	AVID	NasdaqGS	$ 5.61	40.6% - 26.7%	232,826	393,945	0.95	0.96	0.94	na	19.5	9.7	8.4	na
LSI Industries Inc.	LYTS	NasdaqGS	$ 4.89	1.9% - 44.9%	126,530	169,764	0.50	0.49	0.43	na	8.7	8.2	na	na
Ballantyne Strong, Inc	BTN	AMEX	$ 5.40	36.7% - 21.6%	78,019	77,091	1.09	na	na	na	na	na	na	na
ClearOne, Inc.	CLRO	NasdaqCM	$ 3.40	9.3% - 65.8%	28,224	19,515	0.52	0.44	na	na	na	na	na	na
Qumu Corporation	QUMU	NasdaqCM	$ 2.45	72.5% - 25.3%	23,343	15,404	0.59	0.63	na	na	na	na	na	na
Sonic Foundry, Inc.	SOFO	NasdaqCM	$ 2.16	7.4% - 45.5%	10,139	14,765	0.42	na	na	na	na	na	na	na
				High	*$ 522,794*	*$ 477,224*	*2.76x*	*2.61x*	*2.31x*	*2.01x*	*20.8x*	*13.0x*	*19.6x*	*14.6x*
				Mean	*231,290*	*238,953*	*1.15*	*1.14*	*1.18*	*1.95*	*15.0*	*9.8*	*9.8*	*11.2*
				Median	*232,826*	*282,629*	*0.95*	*0.80*	*0.99*	*1.95*	*15.1*	*10.1*	*8.6*	*11.2*
				Low	*10,139*	*14,765*	*0.42*	*0.44*	*0.43*	*1.89*	*8.7*	*4.8*	*3.5*	*7.8*
Romulus		NasdaqCM	$ 1.18	56.9% - 56.9%	$ 13,130	$ 14,347	0.40x	na	na	na	na	na	na	na

(1) Market value equals price per share times number of diluted shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.

May exclude special items, such as extraordinary and non-recurring expenses.

No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: SEC filings, S&P Capital IQ, and Hercules projections.

Cassel Salpeter & Co.

Confidential 21

SELECTED TRANSACTIONS ANALYSIS Project Romulus ($ in thousands) Statistic Selected Range Enterprise Value LTM Revenue (6/30) $35,065 0.65x - 0.85x $ 22,792 - $29,805 Implied Value Reference Range (Rounded) $ 22,800 - $29,800 Illustrative Multiples based on Implied Enterprise Value Reference Range LTM Revenue (6/30) 2018 P Revenue 2019 P Revenue 2020 P Revenue LTM EBITDA (6/30) 2018 P EBITDA 2019 P EBITDA 2020 P EBITDA 0.65x 0.68x 0.63x 0.55x na na 16.7x 7.6x - - - - - - - - 0.85x 0.88x 0.82x 0.71x na na 21.8x 9.9x 22 Implied Value Reference Range

Project Romulus

SELECTED TRANSACTIONS ANALYSIS

Observed Multiples

EV / TTM Revenue



Mean 1.38x
Median 0.83x
7.00x
6.00x
5.00x
4.00x
3.00x
2.00x
1.00x
0.00x
3.03x
2.02x
2.19x
0.71x
0.73x
0.43x
0.35x
6.55x
1.00x
0.52x
0.34x
0.41x
0.44x
0.84x
0.88x
1.73x
2.00x
0.82x
0.68x
0.46x
1.53x
4.20x
0.94x
0.40x
WebDam, Inc. / Bynder, LLC
LiquidHub, Inc. / Capgemini SE (ENXTPA: CAP)
Bazaarvoice, Inc. / Marlin Equity & related parties.
YuMe, Inc. / RhythmOne plc (AIM:RTHM)
MaxPoint Interactive, Inc. / Harland Clarke Holdings Corp.
ScanScout, Inc. Buyer Platform / Taptical Ltd
Rocket Fuel, Inc. / Sizmek, Inc.
Blazer & Flip Flops, Inc. (aka The Experience Engine) / Lo-Q Inc
GENBAND US LLC / Sonus Networks, Inc. (nka Ribbon Communications)
Visable Measures Corporation / AcuityAds US Inc.
United States Traffic Network LLC / GTN Limited (ASX:GTN)
Sizmek Inc. (Nasdaq:SZMK) / Vector Capital
ReachLocal, Inc. / Gannett Co., Inc. (NYSE:GCI)
mBlox, Inc. / CLX Communications AB (OM:CLX)
Daegis Inc. / Open Text Corporation (Nasdaq: OTEX)
Premier Global Services, Inc. / Siris Capital Group Et. Al
RAMP, Inc. Media Business / Cxense ASA (OB:CXENSE)
Millennial Media, Inc. (NYSE:MM) / Oath, Inc.
Planar Systems, Inc. / Leyard American Corporation
Lyris, Inc. / Aurea Software, Inc.
Orad Hi Tec Systems Ltd / Avid Technology, Inc. (Nasdaq:AVID)
X20 Media, Inc. / Barco NV (ENXTBR:BAR)
Internet Broadcasting Systems (nka:LAKANA LLC) / Nexstar Broadcasting Group, Inc.
Convergent Media Systems Corp / Ballantyne Strong, Inc. (AMEX:BTN)

Enterprise value equals total price paid (common equity value assuming 100% interest acquired) plus total debt, preferred stock, and non-controlling interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Merger, Romulus, or New Romulus.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

DRAFT

Cassel Salpeter & Co. Confidential 23

Project Romulus I II III 24 APPENDIX ANALYSIS EXECUTIVE SUMMARY

Project Romulus

APPENDIX – FINANCIAL OVERVIEW

Comparative Summary Income Statements

($ in thousands)

	Romulus Historical						Hercules Projections						
				6 ME Jun 30,		Prelim. LTM	2H						
Dec 31,	2015	2016	2017	2017	2018	30-Jun-18	2018 P	2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P
Products	$ 17,874	$ 16,246	$ 16,350	$ 7,737	$ 6,694	$ 15,307	$ 7,296	$ 13,990	$ 15,949	$ 19,054	$ 19,374	$ 19,863	$ 20,211	$ 20,360
Maintenance & Content Services	14,618	13,888	13,545	6,589	6,631	13,587	6,251	12,882	11,517	10,365	9,329	8,315	7,386	6,565
Professional Services	8,110	7,467	7,147	3,730	2,754	6,171	3,788	6,542	7,702	9,144	10,606	12,378	14,862	18,488
SaaS	-	-	-	-	-	-	269	269	1,081	3,188	6,425	9,887	13,147	16,229
Total Revenue	**40,602**	**37,601**	**37,042**	**18,056**	**16,079**	**35,065**	**17,605**	**33,684**	**36,249**	**41,751**	**45,734**	**50,444**	**55,606**	**61,642**
Cost of Revenue	18,060	15,480	15,909	7,491	7,356	15,774	7,992	15,348	17,170	20,400	22,203	24,432	26,853	29,904
Gross Profit	22,542	22,121	21,133	10,565	8,723	19,291	9,613	18,336	19,079	21,351	23,531	26,011	28,753	31,738
Operating Expenses														
Sales & Marketing	9,106	8,522	8,985	4,534	4,188	8,639	3,211	7,399	7,026	7,956	8,326	8,612	8,916	9,260
R&D	3,346	2,568	2,728	1,312	1,443	2,859	1,510	2,953	3,200	3,320	3,380	3,440	3,785	3,860
G&A	16,084	12,495	11,226	5,554	5,237	10,909	3,862	9,099	7,486	7,075	7,075	7,075	7,075	7,075
Depreciation & Amortization	3,756	3,147	3,074	1,562	1,498	3,010	1,165	2,663	1,560	1,260	940	793	780	780
Total Operating Expenses	32,292	26,732	26,013	12,962	12,366	25,417	9,747	22,113	19,272	19,611	19,721	19,920	20,556	20,974
Normalized Operating Income (Loss)	(9,750)	(4,611)	(4,880)	(2,397)	(3,643)	(6,126)	(134)	(3,777)	(192)	1,741	3,811	6,091	8,197	10,764
Interest (Expense) & Other Income	(205)	244	(261)	(77)	(68)	(252)	(183)	(251)	(306)	(374)	(362)	(221)	(124)	(124)
Normalized Pre-Tax Income (Loss)	(9,955)	(4,367)	(5,141)	(2,474)	(3,711)	(6,378)	(317)	(4,028)	(498)	1,367	3,448	5,871	8,073	10,640
Income Tax (Benefit)	122	143	52	(12)	-	64	-	-	-	-	-	-	-	-
Normalized After-Tax Income (Loss)	(10,077)	(4,510)	(5,193)	(2,462)	(3,711)	(6,442)	(317)	(4,028)	(498)	1,367	3,448	5,871	8,073	10,640
Loss from Discontinued Operations	(1,654)	(260)	-	-	-	-	-	-	-	-	-	-	-	-
Normalized Net Income (Loss)	$ (11,731)	$ (4,770)	$ (5,193)	$ (2,462)	$ (3,711)	$ (6,442)	$ (317)	$ (4,028)	$ (498)	$ 1,367	$ 3,448	$ 5,871	$ 8,073	$ 10,640
Normalized Operating Income (Loss)	$ (9,750)	$ (4,611)	$ (4,880)	$ (2,397)	$ (3,643)	$ (6,126)	$ (134)	$ (3,777)	$ (192)	$ 1,741	$ 3,811	$ 6,091	$ 8,197	$ 10,764
plus: Depreciation & Amortization	3,756	3,147	3,074	1,562	1,498	3,010	1,165	2,663	1,560	1,260	940	793	780	780
Normalized EBITDA	**$ (5,994)**	**$ (1,464)**	**$ (1,806)**	**$ (835)**	**$ (2,145)**	**$ (3,116)**	**$ 1,030**	**$ (1,115)**	**$ 1,367**	**$ 3,001**	**$ 4,750**	**$ 6,884**	**$ 8,976**	**$ 11,543**
Capital Expenditures, net	$ 381	$ 348	$ 120	$ 52	$ 27	$ 95	365	$ 392	$ 652	$ 520	$ 442	$ 374	$ 323	$ 278
Management EBITDA	$ (4,431)	$ (559)	$ (1,359)	$ (688)	$ (2,108)	$ (2,779)	1,030	(1,078)	1,367	3,001	4,750	6,884	8,976	11,543
less: Stock Based Compensation	(1,563)	(905)	(447)	(147)	(37)	(337)	-	(37)	-	-	-	-	-	-
Normalized EBITDA	$ (5,994)	$ (1,464)	$ (1,806)	$ (835)	$ (2,145)	$ (3,116)	$ 1,030	$ (1,115)	$ 1,367	$ 3,001	$ 4,750	$ 6,884	$ 8,976	$ 11,543
Reported / Projected Net Income (Loss)	$ (11,731)	$ (4,770)	$ (5,193)	$ (2,462)	$ (5,002)	$ (7,733)	$ (4,868)	$ (9,870)	$ (1,350)	$ 767	$ 3,028	$ 5,451	$ 7,653	$ 10,220
plus: Restructuring & Transaction Expenses	-	-	-	-	1,291	1,291	4,446	5,737	431	180	-	-	-	-
plus: Preferred Dividend	-	-	-	-	-	-	105	105	420	420	420	420	420	420
Normalized Net Income (Loss)	$ (11,731)	$ (4,770)	$ (5,193)	$ (2,462)	$ (3,711)	$ (6,442)	$ (317)	$ (4,028)	$ (498)	$ 1,367	$ 3,448	$ 5,871	$ 8,073	$ 10,640

Sources of information: Romulus historical financial statements, Hercules projections, and Hercules for adjustments.

DRAFT

Cassel Salpeter & Co.
Confidential 25

Project Romulus

APPENDIX – FINANCIAL OVERVIEW

Comparative Summary Balance Sheets

($ in thousands)

	Romulus Historical				Hercules Projections						
				Preliminary							
Assets — Dec 31,	2015	2016	2017	30-Jun-18	2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P
Current Assets											
Cash	$ 3,206	$ 5,142	$ 1,538	$ 1,737	$ 3,224	$ 4,109	$ 6,085	$ 8,400	$ 11,177	$ 19,885	$ 31,098
Accounts Receivable	10,626	10,381	10,961	9,404	8,924	10,174	10,988	11,862	12,699	13,772	15,071
Inventory	1,055	830	771	792	823	848	873	900	927	955	985
Prepaid Assets	1,154	762	977	966	1,190	1,190	1,190	1,190	1,190	1,190	1,190
Total Current Assets	16,041	17,115	14,247	12,899	14,161	16,321	19,136	22,353	25,994	35,802	48,343
Property & Equipment, net	4,340	3,710	2,895	2,524	2,749	2,622	2,362	2,024	1,619	1,162	661
Intangibles	8,988	6,780	4,572	3,468	1,827	1,047	567	407	393	393	393
Other Assets	349	294	234	328	1,744	1,744	1,744	1,744	1,744	1,744	1,744
	$ 29,718	$ 27,899	$ 21,948	$ 19,219	$ 20,481	$ 21,734	$ 23,809	$ 26,527	$ 29,750	$ 39,101	$ 51,141
Liabilities & Equity											
Current Liabilities											
Accounts Payable	$ 3,080	$ 3,231	$ 2,504	$ 2,048	$ 4,116	$ 4,508	$ 4,807	$ 5,088	$ 5,342	$ 5,696	$ 6,100
Accrued Expenses	4,236	3,392	2,409	2,793	-	-	-	-	-	-	-
Deferred Revenue	7,507	7,327	7,949	7,986	9,511	9,907	10,435	10,876	11,721	13,076	14,503
Other Current Liabilities	616	-	-	-	(14)	(14)	(14)	(14)	(14)	(14)	(14)
Line of Credit	400	1,274	1,250	1,100	2,065	3,879	4,360	3,328	-	-	-
Subordinated Debt	-	-	-	2,010	-	-	-	-	-	-	-
Total Current Liabilities	15,839	15,224	14,112	15,937	15,677	18,279	19,588	19,278	17,050	18,759	20,590
Deferred L-T Revenue	1,519	655	700	1,243	-	-	-	-	-	-	-
Other L-T Liabilities	2,031	1,935	1,431	1,309	1,349	1,349	1,349	1,349	1,349	1,349	1,349
Total Liabilities	19,389	17,814	16,243	18,489	17,026	19,628	20,937	20,627	18,399	20,108	21,938
Equity	10,329	10,085	5,705	730	3,455	2,106	2,872	5,901	11,351	18,993	29,203
	$ 29,718	$ 27,899	$ 21,948	$ 19,219	$ 20,481	$ 21,734	$ 23,809	$ 26,527	$ 29,750	$ 39,101	$ 51,141
NWC (Non-Cash)	$ (5,805)	$ (4,273)	$ (2,050)	$ (3,889)	$ (2,281)	$ (1,794)	$ (1,781)	$ (1,603)	$ (1,838)	$ (2,447)	$ (2,949)
Debt (Excluding Series A)	$ 400	$ 1,274	$ 1,250	$ 3,110	$ 2,065	$ 3,879	$ 4,360	$ 3,328	$ -	$ -	$ -
Net Debt (Excluding Series A)	$ (2,806)	$ (3,868)	$ (288)	$ 1,373	$ (1,160)	$ (231)	$ (1,724)	$ (5,072)	$ (11,177)	$ (19,885)	$ (31,098)
Total Capitalization	$ 10,729	$ 11,359	$ 6,955	$ 3,840	$ 5,520	$ 5,984	$ 7,233	$ 9,228	$ 11,351	$ 18,993	$ 29,203

Sources of information: Romulus historical financial statements and Hercules projections.

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Cassel Salpeter & Co. Confidential 26

APPENDIX – FINANCIAL OVERVIEW Project Romulus ($ in thousands) As of 30-Jun-18 Closing Adjustments Pro Forma as 30-Jun-18 Weighted Cost of Debt Rate Weighting Weighted Debt Line of Credit Subordinated Debt Debt (Excluding Series A) $ 1,100 2,010 $ - (2,010) $ 1,100 - 6.75% na 100.00% 0.00% 6.75% na 3,110 (2,010) 1,100 100.00% 6.75% less: Cash Net Debt 1,737 746 2,483 $ 1,373 $ (2,756) $ (1,383) Series A Proceeds less: Subordinated Debt Repayment less: Estimated Merger & Other Deal Expenses Paid at Closing Net Cash Available at Closing $ 7,000 (2,010) (4,244) $ 746 Sources of information: Romulus historical financial statements, Hercules projections, and Romulus management. 27 Net Debt

Project Romulus

APPENDIX – FINANCIAL OVERVIEW

Summary Financial Projections Comparison

($ in thousands)

Dec 31,	2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P	*CAGR*	2018 P	2019 P	2020 P	2021 P	2022 P	*CAGR*
	Hercules Projections								Romulus Projections (1)					
Total Revenue	$ 33,684	$ 36,249	$ 41,751	$ 45,734	$ 50,444	$ 55,606	$ 61,642	*10.6%*	$ 38,491	$ 41,175	$ 43,514	$ 47,493	$ 52,204	*7.9%*
Growth		*7.6%*	*15.2%*	*9.5%*	*10.3%*	*10.2%*	*10.9%*			*7.0%*	*5.7%*	*9.1%*	*9.9%*	
Gross Profit	$ 18,336	$ 19,079	$ 21,351	$ 23,531	$ 26,011	$ 28,753	$ 31,738	*9.6%*	$ 20,446	$ 22,048	$ 23,166	$ 25,611	$ 28,089	*8.3%*
Growth		*4.1%*	*11.9%*	*10.2%*	*10.5%*	*10.5%*	*10.4%*			*7.8%*	*5.1%*	*10.6%*	*9.7%*	
Margin	*54.4%*	*52.6%*	*51.1%*	*51.5%*	*51.6%*	*51.7%*	*51.5%*		*53.1%*	*53.5%*	*53.2%*	*53.9%*	*53.8%*	
Operating Exp. (Excl. D&A)	$ 19,451	$ 17,712	$ 18,351	$ 18,781	$ 19,127	$ 19,776	$ 20,195	*0.6%*	$ 23,362	$ 24,391	$ 24,453	$ 25,094	$ 25,521	*2.2%*
Growth		*-8.9%*	*3.6%*	*2.3%*	*1.8%*	*3.4%*	*2.1%*			*4.4%*	*0.3%*	*2.6%*	*1.7%*	
% of Revenue	*57.7%*	*48.9%*	*44.0%*	*41.1%*	*37.9%*	*35.6%*	*32.8%*		*60.7%*	*59.2%*	*56.2%*	*52.8%*	*48.9%*	
EBITDA	$ (1,115)	$ 1,367	$ 3,001	$ 4,750	$ 6,884	$ 8,976	$ 11,543		$ (2,917)	$ (2,343)	$ (1,287)	$ 516	$ 2,569	
Growth		*-222.6%*	*119.5%*	*58.3%*	*44.9%*	*30.4%*	*28.6%*			*-19.7%*	*-45.1%*	*-140.1%*	*397.9%*	
Margin	*-3.3%*	*3.8%*	*7.2%*	*10.4%*	*13.6%*	*16.1%*	*18.7%*		*-7.6%*	*-5.7%*	*-3.0%*	*1.1%*	*4.9%*	

Variance	2018 P	2019 P	2020 P	2021 P	2022 P
Total Revenue	$ (4,807)	$ (4,926)	$ (1,763)	$ (1,759)	$ (1,760)
Variance	*-12.5%*	*-13.6%*	*-4.2%*	*-3.8%*	*-3.4%*
Gross Profit	$ (2,110)	$ (2,969)	$ (1,815)	$ (2,080)	$ (2,078)
Variance	*-10.3%*	*-13.5%*	*-7.8%*	*-8.1%*	*-7.4%*
Operating Exp. (Excl. D&A)	$ 3,911	$ 6,679	$ 6,102	$ 6,313	$ 6,394
Variance	*16.7%*	*27.4%*	*25.0%*	*25.2%*	*25.1%*
EBITDA	$ 1,802	$ 3,710	$ 4,288	$ 4,234	$ 4,315
Variance	*61.8%*	*158.3%*	*333.2%*	*820.6%*	*168.0%*

(1) As previously filed with the SEC.

Sources of information: Hercules projections and Romulus projections.

DRAFT

Cassel Salpeter & Co. Confidential 28

Project Romulus

APPENDIX – DISCOUNTED CASH FLOW ANALYSIS

Net Working Capital (NWC)

($ in thousands)

	Romulus Historical				Hercules Projections						
Dec 31,	**2015**	**2016**	**2017**	**Preliminary 30-Jun-18**	**2018 P**	**2019 P**	**2020 P**	**2021 P**	**2022 P**	**2023 P**	**2024 P**
Working Capital Assets (Non-Cash)											
Accounts Receivable	10,626	10,381	10,961	9,404	8,924	10,174	10,988	11,862	12,699	13,772	15,071
Inventory	1,055	830	771	792	823	848	873	900	927	955	985
Prepaid Assets	1,154	762	977	966	1,190	1,190	1,190	1,190	1,190	1,190	1,190
Other Assets	349	294	234	328	1,744	1,744	1,744	1,744	1,744	1,744	1,744
less: Working Capital Liabilities:											
Accounts Payable	3,080	3,231	2,504	2,048	4,116	4,508	4,807	5,088	5,342	5,696	6,100
Accrued Expenses	4,236	3,392	2,409	2,793	-	-	-	-	-	-	-
Deferred Revenue	7,507	7,327	7,949	7,986	9,511	9,907	10,435	10,876	11,721	13,076	14,503
Other Current Liabilities	616	-	-	-	(14)	(14)	(14)	(14)	(14)	(14)	(14)
Deferred L-T Revenue	1,519	655	700	1,243	-	-	-	-	-	-	-
Other L-T Liabilities	2,031	1,935	1,431	1,309	1,349	1,349	1,349	1,349	1,349	1,349	1,349
Net Working Capital (Non-Cash)	$ (5,805)	$ (4,273)	$ (2,050)	$ (3,889)	$ (2,281)	$ (1,794)	$ (1,781)	$ (1,603)	$ (1,838)	$ (2,447)	$ (2,949)
NWC (Non-Cash) % of Total Revenue	*-14.30%*	*-11.36%*	*-5.53%*	*-11.09%*	*-6.77%*	*-4.95%*	*-4.27%*	*-3.50%*	*-3.64%*	*-4.40%*	*-4.78%*
Change in NWC (Non-Cash)					**$ (1,608)**	**$ (487)**	**$ (13)**	**$ (178)**	**$ 236**	**$ 609**	**$ 503**

Statistics

	2015	2016	2017	30-Jun-18	2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P
Accounts Receivable Days Outstanding	96	101	108	98	97	102	96	95	92	90	89
Accounts Receivable-% of Revenue	*26.2%*	*27.6%*	*29.6%*	*26.8%*	*26.5%*	*28.1%*	*26.3%*	*25.9%*	*25.2%*	*24.8%*	*24.4%*
Inventory Days Outstanding	9	8	8	8	9	9	8	7	7	6	6
Inventory-% of Revenue	*2.6%*	*2.2%*	*2.1%*	*2.3%*	*2.4%*	*2.3%*	*2.1%*	*2.0%*	*1.8%*	*1.7%*	*1.6%*
Prepaid Assets-% of Opex	*3.6%*	*2.9%*	*3.8%*	*3.8%*	*5.4%*	*6.2%*	*6.1%*	*6.0%*	*6.0%*	*5.8%*	*5.7%*
Other Assets-% of Revenue	*0.9%*	*0.8%*	*0.6%*	*0.9%*	*na*	*na*	*na*	*na*	*na*	*na*	*na*
Accounts Payable Days Outstanding	22	28	22	18	40	45	44	44	44	44	44
Accounts Payable-% of COGS/Opex	*6.1%*	*7.7%*	*6.0%*	*5.0%*	*11.0%*	*12.4%*	*12.0%*	*12.1%*	*12.0%*	*12.0%*	*12.0%*
Accrued Expenses-% of COGS/Opex	*8.4%*	*8.0%*	*5.7%*	*6.8%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Deferred Revenue-% of Revenue	*18.5%*	*19.5%*	*21.5%*	*22.8%*	*28.2%*	*27.3%*	*25.0%*	*23.8%*	*23.2%*	*23.5%*	*23.5%*
Other Current Liabilities-% of Opex	*1.9%*	*0.0%*	*0.0%*	*0.0%*	*-0.1%*	*-0.1%*	*-0.1%*	*-0.1%*	*-0.1%*	*-0.1%*	*-0.1%*
Deferred L-T Revenue-% of Revenue	*3.7%*	*1.7%*	*1.9%*	*3.5%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Other L-T Liabilities-% of Revenue	*5.0%*	*5.1%*	*3.9%*	*3.7%*	*4.0%*	*3.7%*	*3.2%*	*2.9%*	*2.7%*	*2.4%*	*2.2%*

Sources of information: Romulus historical financial statements and Hercules projections.

DRAFT

Cassel Salpeter & Co.
Confidential 29

Project Romulus

APPENDIX – DISCOUNTED CASH FLOW ANALYSIS

Cost of Capital

Weighted Average Cost of Capital (WACC)

	Assumed % of Total Capital [1]	Nominal Rate	Effective Tax Rate [2]	Cost of Capital	WACC
Debt [3]	5.00%	6.75%	25.00%	5.06%	0.25%
Equity	95.00%	20.31%		20.31%	19.30%
	100.00%				19.55%
WACC (Rounded)					20.00%
Less: Assumed L-T Growth [4]					2.50%
Debt Free Net Cash Flow Capitalization Rate					17.50%

Cost of Equity

Riskless [6]		
20-year U.S. Treasury Securities Yield		3.05%
Risk		
Equity Risk Premium [5]	5.70%	
Levered Beta	0.68	
Systematic Risk Premium		3.85%
Size Premium [7]		8.41%
Company Specific [8]		
Projection Risk		5.00%
Cost of Equity		20.31%

Cost of Debt

Baa Moody Rated Corporates Avg. Bond Yield	4.83%
Romulus Weighted Cost of Debt	6.75%
Selected Cost of Debt [3]	6.75%

Levered Beta

Selected Unlevered Beta [9]	0.65
Effective Tax Rate [2]	25.00%
Debt/Total Capital [1]	5.00%
Levered Beta	0.68

Equity Risk Premium (ERP)

Duff & Phelps Supply Side ERP	6.04%
Damodaran Implied ERP	5.37%
Selected ERP [5]	5.70%

Industry Capital Structure and Risk Premium

	Debt/Total Capital [1]	Unlevered Beta
Selected Companies Mean	7.16%	0.62
Selected Companies Median	4.46%	0.54
Selected	5.00%	0.65

(1) Based on the selected companies' capital structure.
(2) Based on discussions with Romulus management.
(3) Based on New Romulus's pro forma weighted cost of debt. Consideration was also given to the Baa Moody Rated Corporates Avg. Bond Yield as of July 26, 2018.
(4) Based on discussions with management.
(5) Based on the mean of the supply side ERP sourced from Duff & Phelps Cost of Capital Navigator and the Damodaran Implied ERP as of July 1, 2018.
(6) Based on the 20-year U.S. Treasury Securities market yield on July 30, 2018.
(7) Based on the 10b decile size premium sourced from the Duff & Phelps Cost of Capital Navigator.
(8) Based on company specific characteristics including projection risk.
(9) Based on the unlevered betas calculated for the selected companies.

Sources of information: S&P Capital IQ, Duff & Phelps Cost of Capital Navigator, Damodaran Online, and Federal Reserve Board.

DRAFT

Cassel Salpeter & Co. Confidential 30

Project Romulus

APPENDIX – DISCOUNTED CASH FLOW ANALYSIS

Unlevered Beta Calculation

Company	Ticker	Exchange	1st Obs.	5-Year Mean (Jul 31, 2013 - Jul 31, 2018) Debt to Equity	Debt to Total Capital	Effective Tax Rate	Adjusted Beta [(1)] Levered	Unlevered
Limelight Networks, Inc.	LLNW	NasdaqGS	31-Jul-13	1.0%	1.0%	0.0%	1.55	1.54
Agilysys, Inc.	AGYS	NasdaqGS	31-Jul-13	0.1%	0.1%	0.0%	0.43	0.43
Harmonic Inc.	HLIT	NasdaqGS	31-Jul-13	18.2%	15.4%	0.0%	0.69	0.58
Daktronics, Inc.	DAKT	NasdaqGS	31-Jul-13	0.0%	0.0%	37.9%	0.93	0.93
Brightcove Inc.	BCOV	NasdaqGS	31-Jul-13	0.5%	0.5%	0.0%	1.08	1.07
PAR Technology Corporation	PAR	NYSE	31-Jul-13	2.8%	2.7%	36.7%	(0.04)	(0.03)
RhythmOne plc	RTHM	AIM	31-Jul-13	6.9%	6.5%	68.4%	0.81	0.79
Avid Technology, Inc.	AVID	NasdaqGS	31-Jul-13	47.1%	32.0%	16.4%	1.25	0.89
LSI Industries Inc.	LYTS	NasdaqGS	31-Jul-13	9.3%	8.5%	31.3%	1.29	1.21
Ballantyne Strong, Inc [(2)]	BTN	AMEX	31-Jul-13	1.9%	1.8%	17.3%	0.30	0.29
ClearOne, Inc.	CLRO	NasdaqCM	31-Jul-13	0.0%	0.0%	33.7%	0.48	0.48
Qumu Corporation	QUMU	NasdaqCM	31-Jul-13	6.6%	6.2%	0.0%	0.07	0.07
Sonic Foundry, Inc.	SOFO	NasdaqCM	31-Jul-13	21.7%	17.9%	0.0%	(0.15)	(0.12)
Romulus		NasdaqCM	31-Jul-13	8.4%	7.8%	0.0%	0.53	0.49
		High		*47.1%*	*32.0%*	*68.4%*	*1.55*	*1.54*
		Mean		*8.9%*	*7.2%*	*17.3%*	*0.66*	*0.62*
		Median		*4.7%*	*4.5%*	*8.2%*	*0.61*	*0.54*
		Low		*0.0%*	*0.0%*	*0.0%*	*(0.15)*	*(0.12)*

(1) Monthly price data utilized.
(2) Utilizing a normalized tax rate as the actual effective tax rate was not meaningful due to the effective tax rate being unusually low or high. Set the normalized rate equal to the mean tax rate for LLNW, AGYS, HLIT, DAKT, BCOV, PAR, RTHM, AVID, LYTS, CLRO, QUMU, SOFO, and Romulus.

No company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: S&P Capital IQ.

DRAFT

Cassel Salpeter & Co. Confidential 31

Project Romulus

APPENDIX – SELECTED COMPANIES ANALYSIS

Capital Structure and Other Overview (as of Jul 31, 2018)

($ in thousands, except per security)

	Market Value			Net Debt & Debt					EV & TIC		Cash & Debt		Debt &	Days Outstanding			Cash
Company	Diluted Shares	Stock Price	Market Value	Cash & Mrkt. Securities	Debt	Preferred Stock	Total Debt	Net Debt	Enterprise Value	TIC Value	Free WC / LTM Rev.	Capex, net / LTM Rev.	Pref. Stk. / TIC	Sales	Inventory	Payable	Conversion Cycle
Limelight Networks, Inc.	117,218	$ 4.46	$ 522,794	$ 45,570	$ -	$ -	$ -	$ (45,570)	$ 477,224	$ 522,794	6.4%	8.3%	0.0%	58.3	na	29.4	28.9
Agilysys, Inc.	23,798	$ 16.45	391,474	39,943	177	-	177	(39,766)	351,708	391,651	-16.1%	4.8%	0.0%	53.9	14.2	47.7	20.4
Harmonic Inc.	85,216	$ 4.60	391,995	54,098	127,743	-	127,743	73,645	465,640	519,738	-3.2%	2.3%	24.6%	80.7	67.1	61.9	85.9
Daktronics, Inc.	44,589	$ 8.59	383,016	64,249	-	-	-	(64,249)	318,767	383,016	11.2%	2.6%	0.0%	50.0	79.7	37.3	92.4
Brightcove Inc.	36,263	$ 8.55	310,047	27,453	35	-	35	(27,418)	282,629	310,082	-14.8%	0.9%	0.0%	52.6	na	31.4	21.2
PAR Technology Corporation	16,102	$ 18.68	300,788	5,762	4,282	-	4,282	(1,480)	299,308	305,070	11.5%	1.5%	1.4%	53.0	50.7	32.8	70.9
RhythmOne plc	77,983	$ 2.66	207,575	37,331	50,379	-	50,379	13,048	220,623	257,954	17.5%	0.4%	19.5%	47.3	na	58.5	(11.2)
Avid Technology, Inc.	41,502	$ 5.61	232,826	48,016	209,135	-	209,135	161,119	393,945	441,961	-15.0%	2.0%	47.3%	37.0	95.2	60.5	71.7
LSI Industries Inc.	25,875	$ 4.89	126,530	2,055	45,289	-	45,289	43,234	169,764	171,819	19.0%	1.1%	26.4%	51.6	68.2	24.1	95.7
Ballantyne Strong, Inc	14,448	$ 5.40	78,019	3,348	2,420	-	2,420	(928)	77,091	80,439	9.7%	3.6%	3.0%	73.1	39.1	29.5	82.6
ClearOne, Inc.	8,301	$ 3.40	28,224	8,709	-	-	-	(8,709)	19,515	28,224	43.5%	1.4%	0.0%	74.4	350.2	93.0	331.7
Qumu Corporation	9,528	$ 2.45	23,343	12,091	4,152	-	4,152	(7,939)	15,404	27,495	-36.0%	0.0%	15.1%	93.7	8.0	113.4	(11.7)
Sonic Foundry, Inc.	4,694	$ 2.16	10,139	1,180	3,932	1,874	5,806	4,626	14,765	15,945	-10.5%	1.4%	36.4%	100.1	54.2	42.7	111.7
		High	*$ 522,794*	*$ 64,249*	*$ 209,135*	*$ 1,874*	*$ 209,135*	*$ 161,119*	*$ 477,224*	*$ 522,794*	*43.5%*	*8.3%*	*47.3%*	*100.1*	*350.2*	*113.4*	*331.7*
		Mean	*231,290*	*26,908*	*34,426*	*144*	*34,571*	*7,663*	*238,953*	*265,861*	*1.8%*	*2.3%*	*13.4%*	*63.5*	*82.7*	*50.9*	*76.2*
		Median	*232,826*	*27,453*	*3,932*	*-*	*4,152*	*(1,480)*	*282,629*	*305,070*	*6.4%*	*1.5%*	*3.0%*	*53.9*	*60.6*	*42.7*	*71.7*
		Low	*10,139*	*1,180*	*-*	*-*	*-*	*(64,249)*	*14,765*	*15,945*	*-36.0%*	*0.0%*	*0.0%*	*37.0*	*8.0*	*24.1*	*(11.7)*
Romulus	11,156	$ 1.18	$ 13,130	$ 1,433	$ 2,650	$ -	$ 2,650	$ 1,217	$ 14,347	$ 15,780	-0.8%	0.3%	16.8%	109.5	19.1	68.4	60.2

Diluted shares include outstanding shares plus all vested ITM options, warrants & convertible debt.
May exclude special items, such as extraordinary and non-recurring expenses.
No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: SEC filings and S&P Capital IQ.

DRAFT

Cassel Salpeter & Co. Confidential 32

Project Romulus

APPENDIX – SELECTED COMPANIES ANALYSIS

Growth Overview (as of Jul 31, 2018)

DRAFT

	LFY	LTM	Revenue						EBITDA					
Company	**Period**	**Period**	**LFY-1**	**LFY**	**LTM**	**2018 E**	**2019 E**	**2020 E**	**LFY-1**	**LFY**	**LTM**	**2018 E**	**2019 E**	**2020 E**
Limelight Networks, Inc.	31-Dec-17	30-Jun-18	-1.6%	9.6%	6.6%	10.1%	9.8%	13.4%	na	92.3%	27.5%	104.3%	24.3%	35.0%
Agilysys, Inc.	31-Mar-18	31-Mar-18	6.1%	-0.2%	-0.2%	5.8%	12.8%	15.1%	na	na	na	na	44.3%	34.0%
Harmonic Inc.	31-Dec-17	29-Jun-18	7.7%	-11.7%	6.7%	12.3%	11.5%	na	-32.9%	-619.2%	na	na	45.2%	na
Daktronics, Inc.	28-Apr-18	28-Apr-18	2.9%	4.1%	4.1%	0.6%	2.3%	na	78.4%	-14.2%	-14.2%	1.2%	32.5%	na
Brightcove Inc.	31-Dec-17	30-Jun-18	11.6%	3.8%	4.2%	7.4%	8.0%	na	-167.6%	na	na	na	296.4%	na
PAR Technology Corporation	31-Dec-17	31-Mar-18	0.3%	1.3%	-4.4%	na	na	na	-35.5%	-78.9%	-201.2%	na	na	na
RhythmOne plc	31-Mar-18	31-Mar-18	28.4%	71.2%	71.2%	49.2%	17.0%	na	na	na	na	685.8%	36.5%	na
Avid Technology, Inc.	31-Dec-17	31-Mar-18	1.3%	-18.2%	-1.5%	-2.2%	2.6%	na	265.4%	-75.3%	-18.7%	63.5%	15.0%	na
LSI Industries Inc.	30-Jun-17	31-Mar-18	4.7%	2.9%	3.2%	2.1%	12.3%	na	46.5%	-28.0%	30.7%	7.0%	na	na
Ballantyne Strong, Inc	31-Dec-17	31-Mar-18	-2.3%	-4.7%	-2.9%	na	na	na	na	-78.6%	-330.3%	na	na	na
ClearOne, Inc.	31-Dec-17	31-Mar-18	-15.8%	-14.0%	-10.5%	7.0%	na	na	-52.5%	-121.5%	na	na	na	na
Qumu Corporation	31-Dec-17	31-Mar-18	-8.0%	-11.1%	-6.7%	-12.6%	na	na	na	na	na	na	na	na
Sonic Foundry, Inc.	30-Sep-17	31-Mar-18	4.2%	-5.2%	-1.4%	na	na	na	na	na	na	na	na	na
		High	*28.4%*	*71.2%*	*71.2%*	*49.2%*	*17.0%*	*15.1%*	*265.4%*	*92.3%*	*30.7%*	*685.8%*	*296.4%*	*35.0%*
		Mean	*3.0%*	*2.1%*	*5.3%*	*8.0%*	*9.5%*	*14.2%*	*14.5%*	*-115.4%*	*-84.4%*	*172.3%*	*70.6%*	*34.5%*
		Median	*2.9%*	*-0.2%*	*-0.2%*	*6.4%*	*10.6%*	*14.2%*	*-32.9%*	*-77.0%*	*-16.4%*	*63.5%*	*36.5%*	*34.5%*
		Low	*-15.8%*	*-18.2%*	*-10.5%*	*-12.6%*	*2.3%*	*13.4%*	*-167.6%*	*-619.2%*	*-330.3%*	*1.2%*	*15.0%*	*34.0%*
Romulus	31-Dec-17	31-Mar-18	-7.4%	-1.5%	-4.0%	-9.1%	7.6%	15.2%	na	na	na	na	na	119.5%

May exclude special items, such as extraordinary and non-recurring expenses. Romulus estimates from Hercules projections and not analyst estimates.
No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: SEC filings, S&P Capital IQ, and Hercules projections.

Cassel Salpeter & Co. Confidential 33

Project Romulus

APPENDIX – SELECTED COMPANIES ANALYSIS

Margin Overview (as of Jul 31, 2018)

	LFY/LFY-1	LTM	Gross Margin				EBITDA						
Company	Period	Period	LFY-2/LFY-3	LFY-1/LFY-2	LFY/LFY-1	LTM	LFY-2/LFY-3	LFY-1/LFY-2	LFY/LFY-1	LTM	2018 E	2019 E	2020 E
Limelight Networks, Inc.	31-Dec-17	30-Jun-18	50.4%	53.1%	57.5%	58.2%	-3.2%	5.6%	9.7%	11.6%	18.1%	20.5%	24.4%
Agilysys, Inc.	31-Mar-17	31-Mar-18	58.0%	56.6%	50.0%	50.6%	-4.7%	-1.1%	-6.0%	-5.8%	9.2%	11.8%	13.8%
Harmonic Inc.	31-Dec-17	29-Jun-18	53.8%	51.5%	48.9%	52.2%	2.2%	1.4%	-8.1%	2.7%	9.1%	11.9%	na
Daktronics, Inc.	29-Apr-17	28-Apr-18	23.5%	21.2%	24.0%	23.9%	7.5%	3.4%	5.9%	4.9%	4.9%	6.4%	na
Brightcove Inc.	31-Dec-17	30-Jun-18	65.5%	63.4%	58.6%	59.0%	1.1%	-0.7%	-9.2%	-5.5%	1.3%	4.7%	na
PAR Technology Corporation	31-Dec-17	31-Mar-18	19.7%	20.3%	22.7%	22.3%	3.9%	2.5%	0.5%	-0.6%	na	na	na
RhythmOne plc	31-Mar-17	31-Mar-18	44.0%	37.4%	33.9%	40.7%	-4.4%	-15.4%	-2.3%	2.3%	12.1%	14.1%	na
Avid Technology, Inc.	31-Dec-17	31-Mar-18	61.8%	66.5%	59.6%	58.6%	5.4%	19.6%	5.9%	4.9%	9.9%	11.1%	na
LSI Industries Inc.	30-Jun-17	31-Mar-18	24.2%	26.0%	25.3%	26.4%	4.6%	6.4%	4.5%	5.7%	5.9%	na	na
Ballantyne Strong, Inc	31-Dec-17	31-Mar-18	21.4%	27.7%	26.1%	24.6%	-0.8%	9.2%	2.1%	-4.9%	na	na	na
ClearOne, Inc.	31-Dec-17	31-Mar-18	64.4%	62.0%	59.0%	59.8%	22.2%	12.5%	-3.1%	-4.4%	na	na	na
Qumu Corporation	31-Dec-17	31-Mar-18	49.4%	61.4%	63.6%	62.8%	-73.8%	-27.6%	-24.0%	-28.6%	-14.1%	na	na
Sonic Foundry, Inc.	30-Sep-17	31-Mar-18	70.8%	73.7%	72.6%	72.6%	-5.6%	-0.5%	-5.5%	-4.7%	na	na	na
		High	*70.8%*	*73.7%*	*72.6%*	*72.6%*	*22.2%*	*19.6%*	*9.7%*	*11.6%*	*18.1%*	*20.5%*	*24.4%*
		Mean	*46.7%*	*47.8%*	*46.3%*	*47.0%*	*-3.5%*	*1.2%*	*-2.3%*	*-1.7%*	*6.3%*	*11.5%*	*19.1%*
		Median	*50.4%*	*53.1%*	*50.0%*	*52.2%*	*1.1%*	*2.5%*	*-2.3%*	*-0.6%*	*9.1%*	*11.8%*	*19.1%*
		Low	*19.7%*	*20.3%*	*22.7%*	*22.3%*	*-73.8%*	*-27.6%*	*-24.0%*	*-28.6%*	*-14.1%*	*4.7%*	*13.8%*
Romulus	31-Dec-17	31-Mar-18	54.4%	58.8%	57.1%	57.0%	-16.9%	-3.9%	-4.9%	-7.4%	-3.3%	3.8%	7.2%

May exclude special items, such as extraordinary and non-recurring expenses. Romulus estimates from Hercules projections and not analyst estimates.
No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: SEC filings, S&P Capital IQ, and Hercules projections.

DRAFT

Cassel Salpeter & Co.
Confidential 34

APPENDIX – SELECTED COMPANIES ANALYSIS

Project Romulus

Income Statement Overview (as of Jul 31, 2018)

($ in thousands)

Company	LFY/LFY-1 Period	LTM Period	Revenue LFY-2/LFY-3	Revenue LFY-1/LFY-2	Revenue LFY/LFY-1	Revenue LTM	Revenue 2018 E	Revenue 2019 E	Revenue 2020 E	EBITDA LFY-2/LFY-3	EBITDA LFY-1/LFY-2	EBITDA LFY/LFY-1	EBITDA LTM	EBITDA 2018 E	EBITDA 2019 E	EBITDA 2020 E
Limelight Networks, Inc.	31-Dec-17	30-Jun-18	$ 170,912	$ 168,234	$ 184,360	$ 196,618	$ 203,030	$ 222,847	$ 252,628	$ (5,430)	$ 9,339	$ 17,962	$ 22,897	$ 36,689	$ 45,615	$ 61,578
Agilysys, Inc.	31-Mar-17	31-Mar-18	103,514	120,366	127,678	127,360	134,764	151,975	174,854	(4,860)	(1,340)	(7,622)	(7,422)	12,462	17,984	24,098
Harmonic Inc.	31-Dec-17	29-Jun-18	377,027	405,911	358,246	382,275	402,285	448,362	na	8,280	5,557	(28,852)	10,135	36,700	53,274	na
Daktronics, Inc.	29-Apr-17	28-Apr-18	615,942	570,168	586,539	610,530	614,474	628,322	na	46,421	19,438	34,677	29,763	30,114	39,915	na
Brightcove Inc.	31-Dec-17	30-Jun-18	134,706	150,266	155,913	162,436	167,508	180,902	na	1,488	(1,006)	(14,339)	(8,987)	2,155	8,544	na
PAR Technology Corporation	31-Dec-17	31-Mar-18	229,003	229,653	232,605	222,401	na	na	na	8,899	5,737	1,212	(1,227)	na	na	na
RhythmOne plc	31-Mar-17	31-Mar-18	214,969	116,058	149,025	255,073	380,611	445,141	na	(9,434)	(17,865)	(3,496)	5,839	45,884	62,639	na
Avid Technology, Inc.	31-Dec-17	31-Mar-18	505,595	511,930	419,003	412,833	409,905	420,570	na	27,503	100,501	24,831	20,196	40,604	46,700	na
LSI Industries Inc.	30-Jun-17	31-Mar-18	307,857	322,196	331,392	342,033	349,203	392,010	na	14,086	20,633	14,855	19,417	20,767	na	na
Ballantyne Strong, Inc	31-Dec-17	31-Mar-18	78,059	76,254	72,646	70,548	na	na	na	(606)	6,995	1,494	(3,441)	na	na	na
ClearOne, Inc.	31-Dec-17	31-Mar-18	57,796	48,637	41,804	37,415	44,730	na	na	12,816	6,092	(1,310)	(1,659)	na	na	na
Qumu Corporation	31-Dec-17	31-Mar-18	34,454	31,682	28,167	26,287	24,631	na	na	(25,419)	(8,746)	(6,758)	(7,527)	(3,482)	na	na
Sonic Foundry, Inc.	30-Sep-17	31-Mar-18	36,459	37,975	36,000	35,488	na	na	na	(2,029)	(175)	(1,981)	(1,665)	na	na	na
		High	*$ 615,942*	*$ 570,168*	*$ 586,539*	*$ 610,530*	*$ 614,474*	*$ 628,322*	*$ 252,628*	*$ 46,421*	*$ 100,501*	*$ 34,677*	*$ 29,763*	*$ 45,884*	*$ 62,639*	*$ 61,578*
		Mean	*220,484*	*214,564*	*209,491*	*221,638*	*273,114*	*361,266*	*213,741*	*5,517*	*11,166*	*2,359*	*5,871*	*24,655*	*39,239*	*42,838*
		Median	*170,912*	*150,266*	*155,913*	*196,618*	*276,116*	*406,290*	*213,741*	*1,488*	*5,737*	*(1,310)*	*(1,227)*	*30,114*	*45,615*	*42,838*
		Low	*34,454*	*31,682*	*28,167*	*26,287*	*24,631*	*151,975*	*174,854*	*(25,419)*	*(17,865)*	*(28,852)*	*(8,987)*	*(3,482)*	*8,544*	*24,098*
Romulus	31-Dec-17	31-Mar-18	$ 40,602	$ 37,601	$ 37,042	$ 35,558	$ 33,684	$ 36,249	$ 41,751	$ (6,880)	$ (1,464)	$ (1,806)	$ (2,637)	$ (1,115)	$ 1,367	$ 3,001

May exclude special items, such as extraordinary and non-recurring expenses. Romulus estimates from Hercules projections and not analyst estimates.

No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus.

Sources of information: SEC filings, S&P Capital IQ, and Hercules projections.

DRAFT

Cassel Salpeter & Co. Confidential 35

APPENDIX – SELECTED COMPANIES ANALYSIS Project Romulus LLNW Limelight Networks, Inc. provides content delivery and related services and solutions in the Americas, Europe, the Middle East, Africa, and the Asia Pacific. The company offers services and solutions for businesses to deliver their digital content across Internet, mobile, and social channels. It provides Orchestrate Platform, a suite of integrated services comprising content delivery, video content management, Website and Web application acceleration, Website and content security, and cloud storage services. The company also offers professional services and other infrastructure services, such as transit and rack space services. It serves media companies operating in the television, music, radio, newspaper, magazine, movie, game, software, and social media industries, as well as enterprises, technology companies, and government entities conducting business online. Limelight Networks, Inc. was founded in 2001 and is headquartered in Tempe, Arizona. AGYS Agilysys, Inc., together with its subsidiaries, operates as a developer and marketer of hardware and software products and services to the hospitality industry in North America, Europe, the Asia-Pacific, and India. The company offers point-of-sale, property management, reservation and table management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutio streamline operations, and enhance efficiency and guest experience. It also provides support and maintenance of software and hardware products, and subscription services; and professional services. Agilysys, Inc. serves various sectors, including gaming; hotels, resorts, and cruise; foodservice management; and restaurants, universities, stadia, and healthcare. The company was formerly known as Pioneer-Standard Electronics, Inc. and changed its name to Agilysys, Inc. in 2003. Agilysys, Inc. was founded in 1963 and is headquartered in Alpharetta, Georgia. HLIT Harmonic Inc. designs, manufactures, and sells video infrastructure products and system solutions worldwide. Its products enable customers to create, prepare, and deliver a range of video and broadband services to consumer devices, including televisions, personal computers, laptops, tablets, and smart phones. The company operates in two segments, Video and Cable Edge. The Video segment sells video processing, and production and playout solutions and services to cable operators, and satellite and telecommunications Pay-TV service providers, as well as to broadcast and media companies, including streaming new media companies. This segment’s video processing solutions include network management and application software, and hardware products, such as cloud media processing, broadcast and distribution encoders, contribution encoders, multiscreen transcoders and stream processing systems, multiscreen delivery, decoders and descramblers, and video servers. This segment also provides video-optimized storage systems; and unified video playout and processing software-as-a-service solutions. The Cable Edge segment offers cable edge solutions and related services, including CableOS software-based converged cable access platform solutions; and narrowcast services gateway products primarily to cable operators. The company also provides technical support and professional services, such as maintenance and support, consulting, implementation, program managem technical design and planning, building and site preparation, integration and equipment installation, system testing, and training. Harmonic Inc. sells its products through its direct sales force, as well as through independent resellers and systems integrators. The company was founded in 1988 and is headquartered in San Jose, California. DAKT Daktronics, Inc. designs, manufactures, and sells a range of electronic display systems and related products worldwide. It operates through five segments: Commercial, Live Events, High School Park and Recreation, Transportation, and International. The company offers video display systems, such as displays to show various levels of video, graphics, and animation; LED ribbon board displays; mobile and modular display systems; freeform LED displays, which include architectural lighting and display products; indoor and outdoor scoreboards for various sports, digit displays, scoring and timing controllers, statistics software, and other related products; and timing systems for sports events primarily aquatics and track competitions, as well as swimming touchpads, race start systems, and relay take-off platforms. It also provides message displays; ITS dynamic message signs, including LED displays for road management, mass transit, and aviation applications; digit and directional displays for use in parking facilities; and audio systems for outdoor sports venues. In addition, the company offers digital billboards and street furniture displays used to display images, which change at regular intervals for the out-of-home (OOH) advertising industry comprising Visiconn system and Venus Control Suite, a software application for controlling content and playback loops for digital billboard applications; and street furniture for digital OOH campaigns. Further, it provides digit and price displays, such as outdoor time and temperature displays, as well as Fuelight digit displays for the petroleum industry; and dynamic messaging systems for retailers, convenience stores, and other businesses, as well as maintenance and professional services related to its products. The company sells its products through direct sales and resellers. Daktronics, Inc. was founded in 1968 and is based in Brookings, South Dakota. BCOV Brightcove Inc. provides cloud-based services for video. The company offers Video Cloud, an online video platform that enables its customers to publish and distribute video to Internet-connected devices. Its Video Cloud platform offers various features and functionalities, such as uploading and encoding, content management, video player technology, multi-platform video experiences, live video streaming, distribution and syndication, social media, advertising and monetization, and analytics, as well as APIs, SDKs, and developer resources. The company also provides Zencoder, a cloud-based video encoding service with various features and functionalities, including file support, quality and control, speed and reliability, platform and security, and account and integration; SSAI, a cloud-based ad insertion and video stitching service; and Player, a cloud-based service for creating and managing video player experiences. In addition, it offers Video Marketing Suite, a suite of video technologies designed to address the needs of marketers to drive awareness, engagement, and conversion; OTT Flow, a service for media companies and content owners; and Enterprise video suite, an enterprise-class platform for internal communications, employee training, live streaming, marketing, and e-commerce videos. Further, the company provides account management, professional services, support, and online and onsite training services. Brightcove Inc. offers its products to media companies, broadcasters, publishers, brands, and corporations; and governments, educational institutions, and non-profit organizations through direct sales, referral partners, channel partners, and resellers in North America, Europe, Japan, the Asia Pacific, and internationally, as well as sells its products online. The company was formerly known as Video Marketplace, Inc. and changed its name to Brightcove Inc. in March 2005. Brightcove Inc. was founded in 2004 and is headquartered in Boston, Massachusetts. No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus. Sources of information: SEC filings and S&P Capital IQ. 36 Company Descriptions

APPENDIX – SELECTED COMPANIES ANALYSIS Project Romulus PAR Technology Corporation, together with its subsidiaries, provides management technology solutions worldwide. The company operates through two segments, Restaurant/Retail and Government. The Restaurant/Retail segment offers cloud and on-premise software applications and hardware platforms, as well as related installation, technical, and maintenance support services. This segment’s hardware offerings include POS terminals, tablets, kitchen systems utilizing printers and/or video monitors, and food safety monitoring and task management hardware products; and software offerings comprise front-of-store POS software applications, operations management software applications, and enterprise software applications for content management and business intelligence. This segment serves restaurants, grocery stores, and specialty retail outlets. The Government segment offers intelligence, surveillance, and reconnaissance; systems engineering and evaluation; satellite and telecommunications; satellite operation, management, and maintenance; and PAR RTHM RhythmOne plc operates as a technology media company that connects consumers and brands through premium content online. The company provides digital advertising and content distribution solutions for advertisers, including RhythmImpact that enable brands and publishers to engage consumers with sight, sound, and motion across connected devices using video, rich media, display, and native ad units; RhythmInfluence, which helps marketers connect with influencers that weave branded stories into content and social platforms; and RhythmMax that provides marketplace for digital advertising. It also offers RhythmOne for Publishers, an integrated monetization platform that helps build consumers and enhance business. The company was formerly known as blinkx plc and changed its name to RhythmOne plc in June 2016. RhythmOne plc was founded in 2004 and is headquartered in San Francisco, California. AVID Avid Technology, Inc. develops, markets, sells, and supports software, hardware, and integrated solutions for video and audio content creation, management, and distribution worldwide. The company’s video products and solutions include the Media Composer product line that is used to edit film, television programming, news broadcasts, commercials, and other video content; Avid shared storage systems and Avid Interplay asset management solutions, which provide complete network, storage, and database solutions to enable users to simultaneously share and manage media assets throughout a project or organization. Its audio products and solutions include Pro Tools digital audio software and workstation solutions to facilitate the audio production process, including music and sound creation, recording, editing, signal processing, integrated surround mixing and mastering, and reference video playback; and a range of complementary control surfaces and consoles, including the System 5 and System 6 modular consoles, as well as the VENUE live-sou systems and Sibelius-branded notation software. The company also provides various professional services, such as workflow design and consulting; program and project management; system installation and commissioning; custom development and role-based product level training; public and private training to customers and alliance partners; and service contracts and support plans, as well as develops and licenses curriculum content for use by third party Avid Learning partners to deliver training to customers, users, and alliance partners. It offers its products and solutions to customers in broadcast and media, video and audio post, and professional markets through a network of sales representatives, independent distributors, value-added resellers, dealers, retailers, and digital sales channels. The company was founded in 1987 and LYTS LSI Industries Inc. provides corporate visual image solutions in the United States, Canada, Australia, and Latin America. It operates in three segments: Lighting, Graphics, and Technology. The Lighting segment manufactures and markets outdoor and indoor lighting and lighting controls for the commercial, industrial, and multi-site retail markets, including the petroleum/convenience store, quick-service, and automotive markets. It primarily offers exterior area, interior, canopy, and landscape lightings, as well as lighting controls, light poles, and photometric layouts; lighting system design services; and solid-state LED solutions. The Graphics segment manufactures and sells exterior and interior visual image elements used in graphics displays and visual image programs in various markets that include the petroleum/convenience store market, quick-service restaurant, grocery, and multi-site retail operations. Its products comprise signage and canopy graphics, pump dispenser graphics, building fascia graphics and ACM systems, electrical signage, decals, interior signage and marketing graphics, aisle markers, wall mural graphics, fleet graphics, prototype program graphics, video boards, and digital signage and media content management products. Ballantyne Strong, Inc. designs, integrates, and installs technology solutions for the cinema, retail, financial, advertising, and government markets worldwide. It operates in two segments, Cinema and Digital Media. The Cinema segment provides audio-visual products and accessories, such as digital projectors, projection screens, servers, library management systems, menu boards, flat panel displays, and sound systems, as well as network monitoring and on-site service for cinema equipment. This segment markets and sells its products directly to theatre exhibitors, as well as through value added resellers. The Digital Media segment offers digital signage solutions, including hardware, software, content distribution, management, network monitoring, and field services. It also offers video communication services and solutions, such as design, integration, monitoring, maintenance, and installation for the government and corporate markets. This segment’s solutions provide enterprises with the infrastructure necessary to communicate, collaborate, train, and educate employees. In addition, the company provides advertising services. Ballantyne Strong, Inc. was founded in 1932 and is headquartered in Omaha, Nebraska. BTN No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus. Sources of information: SEC filings and S&P Capital IQ. 37 Company Descriptions (Continued)

APPENDIX – SELECTED COMPANIES ANALYSIS Project Romulus ClearOne, Inc., together with its subsidiaries, designs, develops, and sells conferencing, collaboration, streaming, and digital signage solutions for voice and visual communications in the United States and internationally. The company offers various professional audio communication products, including professional conferencing and sound-reinforcement products for use in enterprise, healthcare, education and distance learning, government, legal, and finance organizations; mid-tier premium conferencing products for smaller rooms, and small and medium businesses, which interface with video and Web conferencing systems; and professional microphones for use in various applications. It also provides unified communications audio end points comprising traditional tabletop conferencing phones used in conference rooms and offices; and personal conferencing products that could be used with PCs, laptops, tablets, smartphones, and other portable devices. The company’s audio communication products and unified communications audio end points enhance communication during a conference call by eliminating echo and background noise. In addition, it offers visual communication products, such as video conferencing products; streaming products, which deliver the Internet protocol (IP) A/V experience by streaming time sensitive high definition audio and video and control over TCP/IP networks; and digital signage systems. The company sells its commercial products to a network of independent audiovisual, information technology, and telecommunications distributors, as well as independent systems integrators, dealers, value-added resellers, and end-users. ClearOne, Inc. was founded in 1983 and is headquartered in Salt Lake City, Utah. CLRO QUMU Qumu Corporation provides tools to create, manage, secure, distribute, and deliver live and on-demand video content for the enterprises. It offers Qumu Qx Enterprise Video Platform, an end-to-end video creation, management, and delivery solution through the sale of software licenses and hardware, software on server appliance, software-enabled devices, and a cloud-hosted software-as-a-service platform. The company also provides maintenance and support, professional, and other services. The company markets its products to customers in the banking, finance and insurance, manufacturing, services and consulting, telecom and technology, and biotech and health care markets through direct sales and channel partners in North America, Europe, and Asia. The company was formerly known as Rimage Corporation and changed its name to Qumu Corporation in September 2013. Qumu Corporation was founded in 1978 and is headquartered in Minneapolis, Minnesota. SOFO Sonic Foundry, Inc. provides enterprise solutions and services for the Web communications market in the United States and internationally. It offers Mediasite Video Platform, an on-premises solution to publish, stream, manage, search, and analyze videos; and Mediasite Video Cloud, a solution, which provides hosting and management of content. The company also provides Mediasite Capture Solutions comprising My Mediasite that makes a snap for instructors, employees, and students to create videos, screencasts, and slideshows from their computers or mobile devices; Mediasite RL Recorders that are a series of built-in room appliances for use in recording video and content; Mediasite RL Mini, which builds/expands an automated lecture capture programs in community colleges, vocational-tech schools, small departments, and K12 classrooms; Mediasite Catch, a video capture solution to extend video capture to various classrooms on campus; Mediasite ML Recorders, a video producer with portable recording solutions to capture and stream broadcast-quality video; and Mediasite Join that captures and preserves video calls or meetings. In addition, it provides Mediasite Events, which offers live and on-demand Webcasting for conferences, hybrid events, and high-profile broadcasts; Mediasite Services comprising advanced integration, installation, and training services; and Mediasite Customer care that provides software upgrades and updates, technical support assistance, hardware warranty extension, Mediasite Recorder replacement, and access to the Mediasite Customer care Portal and Mediasite Community. The company markets its products to educational institutions, corporations, and government entities through reseller networks, direct sales, and partnerships with system integrators. Sonic Foundry, Inc. was founded in 1991 and is headquartered in Madison, Wisconsin. No selected company used in this analysis is identical or directly comparable to Romulus or New Romulus. Sources of information: SEC filings and S&P Capital IQ. 38 Company Descriptions (Continued)

Project Romulus

APPENDIX – SELECTED TRANSACTIONS ANALYSIS

Transactions Overview

($ in thousands)

Date Annc.	Date Closed	Target	Acquirer	Target Description	Total Price Paid (TPP) [1]	Enterprise Value (EV) [2]	TTM Revenue	TTM EBITDA	TTM *EBITDA Margin*	EV Multiple of Revenue	EV Multiple of EBITDA
16-Feb-18	26-Feb-18	WebDam, Inc.	Bynder, LLC	Provides a cloud based digital asset management, brand management and marketing fulfillment solutions, to retrieve and share digital files, create and share marketing files, etc.	$ 49,100	$ 49,100	$ 16,200	na	*na*	3.03x	na
5-Feb-18	TBD	LiquidHub, Inc.	Capgemini SE (ENXTPA: CAP)	Develops digital customer engagement solutions for marketing campaigns, CRM needs, and brand management.	500,000	500,000	247,700	na	*na*	2.02	na
26-Nov-17	1-Jan-18	Bazaarvoice, Inc.	Marlin Equity & related parties.	Provides Saas based marketing tools to retailers and brand clients to capture, manage, display online consumer generated content and integrate to social platforms and deliver through multiple applications including websites, mobile, social networks, in-store displays and email.	516,060	450,860	206,300	880	*0.4%*	2.19	nm
5-Sep-17	1-Jan-18	YuMe, Inc.	RhythmOne plc (AIM:RTHM)	Provides digital video brand advertising solutions to target audiences across multiple devices and types of digital media. Also provides software to produce content.	185,190	112,680	159,780	10,080	*6.3%*	0.71	11.2
28-Aug-17	6-Oct-17	MaxPoint Interactive, Inc.	Harland Clarke Holdings Corp.	Provides a business intelligence and marketing automation cloud based software platform that enable national brands to drive local in-store sales.	95,090	104,980	144,420	(8,890)	*-6.2%*	0.73	na
7-Aug-17	7-Aug-17	ScanScout, Inc. Buyer Platform	Taptical Ltd	Brand performance software for buyers.	50,000	50,000	115,000	(1,300)	*-1.1%*	0.43	na
18-Jul-17	5-Sep-17	Rocket Fuel, Inc.	Sizmek, Inc.	Provides digital advertising solutions including a platform to purchase and deliver highly-automated digital advertising campaigns. The platform also enables marketers to analyze and share customer data for CRM, email marketing and third parties.	126,630	147,250	420,470	(16,550)	*-3.9%*	0.35	na
12-Jul-17	21-Jul-17	Blazer & Flip Flops, Inc. (aka The Experience Engine)	Lo-Q Inc	Provides a web-based platform that allows marketers and developers to manage, build and measure contextual consumer experiences.	83,200	83,200	12,700	(4,600)	*-36.2%*	6.55	na

(1) Total price paid equals common equity value assuming 100% interest acquired.

(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Merger, Romulus, or New Romulus.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

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Cassel Salpeter & Co. Confidential 39

Project Romulus

APPENDIX – SELECTED TRANSACTIONS ANALYSIS

Transactions Overview (Continued)

($ in thousands)

Date					Total	Enterprise	TTM			EV Multiple of	
Annc.	Closed	Target	Acquirer	Target Description	Price Paid (TPP) [1]	Value (EV) [2]	Revenue	EBITDA	*EBITDA Margin*	Revenue	EBITDA
23-May-17	27-Oct-17	GENBAND US LLC	Sonus Networks, Inc. (nka Ribbon Communications)	Provides real time communications software solutions including the Telephony Application Server that integrates voice, video, instant messaging, mobility, conferencing and collaboration over any network or any device.	$ 412,000	$ 425,200	$ 427,100	$ 23,600	*5.5%*	1.00x	18.0x
9-Mar-17	31-Mar-17	Visable Measures Corporation	AcuityAds US Inc.	Provides advertising technology software that enables brands to compete for consumer engagement using video content advertising.	10,300	10,300	20,000	na	*na*	0.52	na
5-Dec-16	5-Dec-16	United States Traffic Network LLC	GTN Limited (ASX:GTN)	Provides software and services that enable local media and businesses to find and capture audiences including TrafficOne (map and traffic planning services), Radiate360 (online tools for businesses) and Marketplace.	15,000	15,000	44,710	1,190	*2.7%*	0.34	12.6
3-Aug-16	26-Sep-16	Sizmek Inc. (Nasdaq:SZMK)	Vector Capital	Operates an online ad campaign management and distribution platform across multiple media channels and platforms.	113,650	76,480	185,180	8,990	*4.9%*	0.41	8.5
27-Jun-16	8-Aug-16	ReachLocal, Inc.	Gannett Co., Inc. (NYSE:GCI)	Provides a suite of online marketing and reporting solutions.	139,290	157,870	361,740	(9,000)	*-2.5%*	0.44	na
13-May-16	11-Jul-16	mBlox, Inc.	CLX Communications AB (OM:CLX)	Provides business to consumer engagement solutions including mobile application engagement, campaign management to PC or tablet.	117,000	117,000	140,000	6,900	*4.9%*	0.84	17.0
8-Oct-15	23-Nov-15	Daegis Inc.	Open Text Corporation (Nasdaq: OTEX)	Enterprise software company for information governance, application migration, data management and application development.	13,440	20,790	23,670	840	*3.5%*	0.88	24.8
10-Sep-15	8-Dec-15	Premier Global Services, Inc.	Siris Capital Group Et. Al	Provides collaboration software that enable businesses to connect and share ideas and manage projects in the cloud including web, video, audio conferencing.	657,550	978,300	566,170	74,380	*13.1%*	1.73	13.2

(1) Total price paid equals common equity value assuming 100% interest acquired.

(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Merger, Romulus, or New Romulus.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

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Cassel Salpeter & Co. Confidential 40

APPENDIX – SELECTED TRANSACTIONS ANALYSIS

Project Romulus

Transactions Overview (Continued)

($ in thousands)

Date					Total Price Paid (TPP) [1]	Enterprise Value (EV) [2]	TTM			EV Multiple of	
Annc.	Closed	Target	Acquirer	Target Description			Revenue	EBITDA	*EBITDA Margin*	Revenue	EBITDA
7-Sep-15	22-Oct-15	RAMP, Inc. Media Business	Cxense ASA (OB:CXENSE)	Provides live and on-demand video management Saas based solutions.	$ 10,000	$ 10,000	$ 5,000	na	*na*	2.00x	na
3-Sep-15	22-Oct-15	Millennial Media, Inc. (NYSE:MM)	Oath, Inc.	Provides mobile advertising solutions to advertisers and developers that enable better reach and engagement with targeted audiences across mobile devices.	262,780	233,140	285,270	(41,330)	*-14.5%*	0.82	na
12-Aug-15	27-Nov-15	Planar Systems, Inc.	Leyard American Corporation	Develops, manufactures and markets display systems for digital signage market.	153,250	136,890	201,050	7,410	*3.7%*	0.68	18.5
4-May-15	22-Jun-15	Lyris, Inc.	Aurea Software, Inc.	Provides Saas based digital marketing software solutions and services that enable customers to build, deliver and manage permission-based, online direct marketing campaigns and other communications.	8,520	13,060	28,420	510	*1.8%*	0.46	25.6
12-Apr-15	23-Jun-15	Orad Hi Tec Systems Ltd	Avid Technology, Inc. (Nasdaq:AVID)	Provides real time 3D broadcast graphic, video server, and media asset management solutions.	71,789	59,354	38,690	6,010	*15.5%*	1.53	9.9
19-Mar-14	18-Mar-14	X20 Media, Inc.	Barco NV (ENXTBR:BAR)	Develops channel creation and management platforms that enable users to create channels of video and graphic rich content and publish to any device.	18,950	18,950	4,512	na	*na*	4.20	na
13-Mar-14	2-Apr-14	Internet Broadcasting Systems (nka:LAKANA LLC)	Nexstar Broadcasting Group, Inc.	Delivers Saas based content management platforms that integrate with a suite of marketing related products, partners and services.	16,300	18,800	19,900	(2,820)	*-14.2%*	0.94	na
1-Oct-13	1-Oct-13	Convergent Media Systems Corp	Ballantyne Strong, Inc. (AMEX:BTN)	Offers digital media solutions for applications such as digital signage, video walls, social media.	16,000	16,000	40,000	na	*na*	0.40	na
				High	*$ 657,550*	*$ 978,300*	*$ 566,170*	*$ 74,380*	*15.5%*	*6.55x*	*25.6x*
				Mean	*151,712*	*158,550*	*154,749*	*3,128*	*-0.9%*	*1.38*	*15.9*
				Median	*89,145*	*79,840*	*127,500*	*860*	*2.2%*	*0.83*	*15.1*
				Low	*8,520*	*10,000*	*4,512*	*(41,330)*	*-36.2%*	*0.34*	*8.5*

(1) Total price paid equals common equity value assuming 100% interest acquired.

(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Merger, Romulus, or New Romulus.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

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Cassel Salpeter & Co.
Confidential 41